EXHIBIT 10.1.1


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                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                                 PALADYNE CORP.,

                            E-COM ACQUISITION CORP.,

                                       AND

                        E-COMMERCE SUPPORT CENTERS, INC.


                      -------------------------------------

                          DATED AS OF DECEMBER 21, 2000

                      -------------------------------------




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.  THE MERGER ....................................................  1

     SECTION 1.1     THE MERGER............................................  1
     SECTION 1.2     Effective Time of the Merger..........................  2
     SECTION 1.3     Representations & Warranties..........................  3

ARTICLE II. EXCHANGE OF COMMON STOCK.......................................  4

     SECTION 2.1     EXCHANGE OF COMMON STOCK..............................  4
     SECTION 2.2     EXCHANGE OF COMPANY STOCK CERTIFICATES................  4
     SECTION 2.3     APPRAISAL RIGHTS......................................  5
     SECTION 2.4     CLOSING...............................................  5

ARTICLE III. AGGREGATE MERGER CONSIDERATION; ADJUSTMENTS...................  6

     SECTION 3.1     PAYMENT OF AGGREGATE MERGER CONSIDERATION.............  6
     SECTION 3.2     ESCROWED SHARES.......................................  7
     SECTION 3.3     REGISTRATION OF PARENT COMMON STOCK...................  7

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  7

     SECTION 4.1     CORPORATE EXISTENCE AND POWER; CAPITALIZATION.........  8
     SECTION 4.2     AUTHORITY RELATIVE TO THIS AGREEMENT..................  8
     SECTION 4.3     NO CONFLICTS; CONSENTS................................  9
     SECTION 4.4     CHARTER DOCUMENTS AND CORPORATE RECORDS...............  9
     SECTION 4.5     FINANCIAL INFORMATION.................................  9
     SECTION 4.6     LIABILITIES........................................... 10
     SECTION 4.7     COMPANY RECEIVABLES................................... 10
     SECTION 4.8     ABSENCE OF CERTAIN CHANGES............................ 10
     SECTION 4.9     PROPERTIES; TITLE..................................... 11
     SECTION 4.10    CONTRACTS............................................. 11
     SECTION 4.11    INTANGIBLE PROPERTY................................... 13
     SECTION 4.12    CLAIMS AND PROCEEDINGS................................ 13
     SECTION 4.13    TAXES................................................. 14
     SECTION 4.14    EMPLOYEE BENEFIT PLANS................................ 15
     SECTION 4.15    EMPLOYEE-RELATED MATTERS.............................. 16
     SECTION 4.16    INSURANCE............................................. 17
     SECTION 4.17    COMPLIANCE WITH LAWS.................................. 17
     SECTION 4.18    PERMITS............................................... 17
     SECTION 4.19    CUSTOMERS AND CLIENTS................................. 18
     SECTION 4.20    POTENTIAL CONFLICTS OF INTEREST....................... 18
     SECTION 4.21    FINDERS' FEES......................................... 18
     SECTION 4.22    DISCLOSURE............................................ 18

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB... 19

     SECTION 5.1     CORPORATE EXISTENCE AND POWER; CAPITALIZATION......... 19
     SECTION 5.2     AUTHORITY RELATIVE TO THIS AGREEMENT.................. 20
     SECTION 5.3     NO CONFLICTS; CONSENTS................................ 20
     SECTION 5.4     CHARTER DOCUMENTS..................................... 21
     SECTION 5.5     FINANCIAL INFORMATION; SEC FILINGS.................... 21
     SECTION 5.6     LIABILITIES........................................... 22
     SECTION 5.7     COMPANY RECEIVABLES................................... 22
     SECTION 5.8     ABSENCE OF CERTAIN CHANGES............................ 22
     SECTION 5.9     PROPERTIES; TITLE..................................... 23
     SECTION 5.10    CONTRACTS............................................. 23
     SECTION 5.11    INTANGIBLE PROPERTY................................... 24
     SECTION 5.12    CLAIMS AND PROCEEDINGS................................ 26
     SECTION 5.13    TAXES................................................. 26
     SECTION 5.14    EMPLOYEE BENEFIT PLANS................................ 27
     SECTION 5.15    EMPLOYEE-RELATED MATTERS.............................. 29
     SECTION 5.16    INSURANCE............................................. 29
     SECTION 5.17    COMPLIANCE WITH LAWS.................................. 30
     SECTION 5.18    PERMITS............................................... 30
     SECTION 5.19    CUSTOMERS AND CLIENTS................................. 30
     SECTION 5.20    POTENTIAL CONFLICTS OF INTEREST....................... 30
     SECTION 5.21    FINDERS' FEES......................................... 31
     SECTION 5.22    DISCLOSURE............................................ 31

ARTICLE VI. COVENANTS AND AGREEMENTS PRIOR TO AND SUBSEQUENT TO CLOSING.... 31

     SECTION 6.1     CONDUCT OF BUSINESS OF THE COMPANY.................... 31
     SECTION 6.2     CORPORATE EXAMINATIONS AND INVESTIGATIONS............. 33
     SECTION 6.3     CONSENTS, FILINGS AND AUTHORIZATIONS;
                       EFFORTS TO CONSUMMATE............................... 33
     SECTION 6.4     NEGOTIATIONS WITH OTHERS.............................. 34
     SECTION 6.5     NOTICES OF CERTAIN EVENTS............................. 34
     SECTION 6.6     PUBLIC ANNOUNCEMENTS.................................. 34
     SECTION 6.7     FINANCING............................................. 35
     SECTION 6.8     DIRECTORS AND OFFICERS OF PARENT...................... 35
     SECTION 6.9     PARENT STOCKHOLDERS MEETING........................... 36
     SECTION 6.10    EMPLOYEE OPTIONS...................................... 36
     SECTION 6.11    EXPENSES.............................................. 37
     SECTION 6.12    SUPPLEMENTS TO DISCLOSURE SCHEDULES................... 37
     SECTION 6.13    FURTHER ASSURANCES.................................... 37
     SECTION 6.14    TAX MATTERS........................................... 37
     SECTION 6.15    TAX TREATMENT......................................... 38
     SECTION 6.16    GIBRALTER AGREEMENTS.................................. 38

ARTICLE VII.  CONDITIONS TO CLOSING........................................ 39

     SECTION 7.1     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY,
                       PARENT AND ACQUISITION SUB ......................... 39
     SECTION 7.2     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.......... 40
     SECTION 7.3     CONDITIONS TO THE OBLIGATIONS OF PARENT AND
                       ACQUISITION SUB .................................... 41

ARTICLE VIII. TERMINATION ................................................. 43

     SECTION 8.1     TERMINATION........................................... 43
     SECTION 8.2     EFFECT OF TERMINATION; RIGHT TO PROCEED .............. 44

ARTICLE IX.   INDEMNIFICATION ............................................. 45

     SECTION 9.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES............ 45
     SECTION 9.2     OBLIGATION OF THE PRINCIPAL STOCKHOLDER TO INDEMNIFY.. 45
     SECTION 9.3     OBLIGATION OF PARENT TO INDEMNIFY..................... 45
     SECTION 9.4     NOTICE AND OPPORTUNITY TO DEFEND THIRD-PARTY CLAIMS... 46
     SECTION 9.5     IMITATION ON INDEMNIFICATION; PAYMENTS OF LOSSES...... 47

ARTICLE X.    MISCELLANEOUS ............................................... 48

     SECTION 10.1    NOTICES............................................... 48
     SECTION 10.2    ENTIRE AGREEMENT...................................... 48
     SECTION 10.3    WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES;
                       PRESERVATION OF REMEDIES ........................... 49
     SECTION 10.4    GOVERNING LAW......................................... 49
     SECTION 10.5    BINDING EFFECT; NO ASSIGNMENT......................... 49
     SECTION 10.6    EXHIBITS.............................................. 49
     SECTION 10.7    SEVERABILITY.......................................... 49
     SECTION 10.8    COUNTERPARTS.......................................... 50

ARTICLE XI.   DEFINITIONS ................................................. 50

     SECTION 11.1    DEFINITIONS........................................... 50
     SECTION 11.2    INTERPRETATION........................................ 55

                                    EXHIBITS

Exhibit A      -    Rights, Powers and Preferences of Series B Preferred Stock

Exhibit B      -    Form of Parent Stock Warrant

Exhibit C      -    Form of Parent Performance Warrant

Exhibit D      -    Form of Indemnification Escrow Agreement

Exhibit E      -    Form of Registration Rights Agreement

Exhibit F      -    Form of Parent's End-User Agreement

Exhibit G      -    Form of Option Agreement

Exhibit H      -    Form of First Amendment to Option Agreement

Exhibit I      -    Form of Promissory Note A

Exhibit J      -    Form of Promissory Note B

Exhibit K      -    Form of Assets Assignment

Exhibit L      -    Form of Default and Assignment Agreement

Exhibit M      -    Form of Secondary Operating Agreement

Exhibit N      -    Form of Escrow Agreement

Exhibit O      -    Form of Security Agreement

Exhibit P      -    Form of Unconditional Guaranty Agreement

Exhibit Q      -    Form of Lock-Up Agreement


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                                    SCHEDULES

COMPANY SCHEDULES:
-----------------

Schedule 4.1      -        List of Company Stockholders

Schedule 4.3      -        Company Consents

Schedule 4.5      -        Company Financial Information

Schedule 4.6      -        Company Liabilities; Company Debt

Schedule 4.7      -        Company Receivables

Schedule 4.8      -        Absence of Certain Changes

Schedule 4.9      -        Company Property

Schedule 4.10     -        Company Contracts

Schedule 4.11     -        Intellectual Property Rights

Schedule 4.12     -        Claims and Proceedings

Schedule 4.13     -        Taxes

Schedule 4.14     -        Employee Benefit Plans

Schedule 4.15     -        Employee-Related Matters

Schedule 4.16     -        Insurance

Schedule 4.19     -        Major Customers

Schedule 4.20     -        Conflicts of Interest


PARENT SCHEDULES:
-----------------

Schedule 5.3      -        Parent Consents

Schedule 5.5      -        Parent's Financial Information

Schedule 5.6      -        Parent Liabilities; Parent Debt

Schedule 5.8      -        Absence of Certain Charges


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Schedule 5.9      -        Parent Property

Schedule 5.10     -        Parent Contracts

Schedule 5.11     -        Intellectual Property Rights

Schedule 5.12     -        Claims and Proceedings

Schedule 5.13     -        Taxes

Schedule 5.14     -        Employee Benefit Plans

Schedule 5.15     -        Employee - Related Matters

Schedule 5.16     -        Insurance

Schedule 5.19     -        Major Customers

Schedule 5.20     -        Conflicts of Interest

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of the 21st day of December, 2000, by and among PALADYNE CORP., a Delaware corporation ("Parent"), E-COM ACQUISITION
                                                   ------
CORP., a North Carolina corporation ("Acquisition Sub"), and E-COMMERCE SUPPORT
                                      ---------------
CENTERS, INC., a North Carolina corporation (the "Company"). Capitalized terms
                                                  -------
used herein have the respective meanings ascribed to such terms in Article XI
                                                                   ----------
hereof.

                                 R E C I T A L S
                                 - - - - - - - -

          1. Parent, Acquisition Sub and the Company have agreed to enter into a transaction in which Acquisition Sub, a wholly-owned subsidiary of Parent, will be merged with and into the Company, with the Company being the surviving corporation (the "Merger"). At the Effective Time of the Merger (as defined in
                  ------
Section 1.2 hereinafter), (a) each outstanding share of capital stock of the
-----------
Company will be exchanged into the right to receive a pro rata allocation of the Aggregate Merger Consideration (as defined in Section 3.1(a) hereinafter) to be
                                              --------------
exchanged in the Merger; and (b) Parent will become the holder of all of the outstanding shares of capital stock of the Company.

          2. Each of the boards of directors of Parent, Acquisition Sub and the Company has determined that the transactions described herein are in the best interests of their respective corporations and stockholders.

          3. For federal income tax purposes, it is intended that the Merger will be a reorganization as described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code") and that Parent, Acquisition Sub, the Company and the Company's stockholders (the "Stockholders") will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger.

          4. In furtherance of the consummation of the Merger and the other transactions contemplated hereby (the "Contemplated Transactions"), the parties hereto desire to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

          SECTION 1.1    THE MERGER. Subject to the terms and conditions of this
                         ----------
Agreement and applicable provisions of the North Carolina Business Corporation Act ("NCBCA"), the Acquisition Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of the Acquisition Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and
                                ---------------------
assume the rights and obligations of the Acquisition Sub in accordance with the NCBCA. Notwithstanding the foregoing, in the event that the Merger as structured above will not constitute a reorganization within the meaning of Section 368 of the Code, the parties agree to restructure the Merger so that the Company shall be merged into the Acquisition Sub and the Acquisition Sub shall be the surviving corporation of the Merger if such restructuring will cause the Merger to constitute a reorganization within the meaning of Section 368 of the Code and shall amend such documents as may be necessary. The name of the Surviving Corporation shall be "E-COMMERCE SUPPORT CENTERS, INC." From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Article 11 of the NCBCA, the effects described in Section 2.1 with
                                                            -----------
respect to the capital stock of Acquisition Sub and the Company and, subject to applicable Legal Requirements, the following additional effects as of the Effective Time:

          (a)  Articles of Incorporation. The articles of incorporation of the
               -------------------------
Company, as in effect immediately prior to the Effective Time, shall become the articles of incorporation of the Surviving Corporation, and such articles of incorporation may thereafter be amended and/or restated as provided by the NCBCA.

          (b)  Bylaws. The bylaws of the Company, as in effect immediately prior
               ------
to the Effective Time, shall become the bylaws of the Surviving Corporation, and such bylaws may thereafter be amended or repealed in accordance with their terms and as provided by the NCBCA.

          (c)  Directors. From and after the Effective Time, Terrence J.
               ---------
Leifheit (the "Principal Stockholder") and John D. Foster (the "Parent Manager")
               ---------------------                            --------------
shall become the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and the NCBCA and until the earlier of such director's resignation or removal or such director's successor is duly elected and qualified, as the case may be.

          (d)  Officers. From and after the Effective Time, the officers of the
               --------
company shall become the officers of the Surviving Corporation, except, however,
                                                                ------  -------
that the Parent Manager shall become the Chief Executive Officer of the Surviving Corporation and the Principal Stockholder shall become the Chief Operating Officer of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and the NCBCA and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may be.

          (e)  Properties and Liabilities. All the properties, rights,
               --------------------------
privileges, powers and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation, and all debts, liabilities, agreements and duties of the Company and Acquisition Sub will become the debts, liabilities, agreements and duties of the Surviving Corporation.

          SECTION 1.2    EFFECTIVE TIME OF THE MERGER. Subject to the terms and
                         ----------------------------
conditions of this Agreement, on the Closing Date, articles of merger meeting the requirements of Article 11 of the NCBCA (the "Articles of Merger") shall be
                                                  ------------------
executed, verified and acknowledged by the Company and Acquisition Sub, and shall be delivered to the Secretary of State of the State of North Carolina (the "North Carolina Secretary of State") for filing pursuant to the NCBCA. The
 ---------------------------------
Merger will become effective upon the filing of the Certificate of Merger with the North Carolina Secretary of State. As used in this Agreement, the "Effective
                                                                       ---------
Time" means the time at which the Merger is first effective under the NCBCA.
----

          SECTION 1.3    REPRESENTATIONS AND WARRANTIES. Articles IV and V of
                         ------------------------------
this Agreement contain representations and warranties with language as to which all parties are in substantial agreement, but at the time of execution of this Agreement, none of the parties has had the opportunity to complete their internal reviews to verify the accuracy of their representations and warranties or to finalize the financial statements and schedules referred to in Articles IV and V of this Agreement. Consequently, to facilitate moving forward with this transaction, the parties hereby agree as follows:

          (a) the parties shall finalize and add the schedules referred to in Articles IV and V of this Agreement to this Agreement on or before January 15, 2001;

          (b) the parties shall finalize and add the financial statements referred to in Articles IV and V of this Agreement to this Agreement on or before the twenty-first (21st) day prior the Closing Date (as defined in
Section 2.4 hereof);
-----------

          (c) the representations and warranties contained in Articles IV and V of this Agreement shall speak as of the date the financial statements and schedules referenced in Articles IV and V are added to this Agreement, not as of the date of this Agreement;

          (d) the parties may amend and supplement the schedules referenced in Articles IV and V of this Agreement and/or add additional schedule(s) to this Agreement, notwithstanding that such additional schedule(s) are not referred to in this Agreement, pursuant to Section 6.12 hereof; and
                               ------------

          (e) the parties agree not to renegotiate the language of the representations and warranties, except as may be required to reflect facts that are known at the time the parties add the financial statements and schedules referenced in Articles IV and V of this Agreement to this Agreement; provided,
                                                                     --------
however, that all parties understand that the Company shall seek to have Parent
-------
make additional representations and warranties about its Datagration(TM)
Software.

          (f) In the event that the parties fail to finalize and add the schedules and financial statements as referenced in Articles IV and V of this Agreement to this Agreement pursuant to subparagraphs (a) and (b) above of this
Section 1.3, either party may terminate this Agreement without penalty or
-----------
liability as its sole and exclusive remedy.

                                  ARTICLE II.

                            EXCHANGE OF COMMON STOCK

          SECTION 2.1    EXCHANGE OF COMMON STOCK. At the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holders of any of the capital stock of the Company:

          (a)  Each share of Company Common Stock (as defined in Section 4.1(c)
                                                                 --------------
hereof) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are owned by the Company and other than Dissenting Shares (as defined in Section 2.3 hereinafter) shall be automatically
                                 -----------
converted into the right to receive, and there shall be paid and issued as provided in this Agreement in exchange for such share, a pro rata allocation of the Aggregate Merger Consideration as provided in Section 3.1. All such shares
                                                  -----------
of Company Common Stock, when so converted, shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates formerly representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive a pro rata allocation of the Aggregate Merger Consideration.

          (b) Each of the 1,000 authorized shares of common stock, $0.01 par value per share, of Acquisition Sub (the "Acquisition Sub Common Stock"), issued
                                          ----------------------------
and outstanding immediately prior to the Effective Time shall be automatically converted into and will thereafter evidence and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and each certificate formerly representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

          (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by the Company, shall be automatically canceled and retired and shall cease to exist without the payment of any consideration therefore.

          SECTION 2.2    EXCHANGE OF COMPANY STOCK CERTIFICATES.
                         --------------------------------------

          (a)  On the Closing Date (as defined in Section 2.4 hereof) and after
                                                  -----------
the Effective Time, each Stockholder of the Company shall surrender and deliver to Parent the certificates owned by such Stockholder which, prior to the Effective Time, evidenced outstanding shares of Company Common Sock (other than Dissenting Shares) (collectively, the "Company Stock Certificates"), duly
                                       --------------------------
endorsed in blank. Upon surrender of a Company Stock Certificate, the holder thereof will be entitled to receive in exchange therefore such holder's pro rata share of the Aggregate Merger Consideration due to such holder at the Effective Time (the "Stockholder Consideration"), and the Company Stock Certificate so
           -------------------------
surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Stockholder Consideration may be paid to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to Parent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to Parent that any applicable stock transfer tax has been paid. If any Stockholder Consideration is to be paid to a Person other than the Person in whose name the Company Stock Certificates surrendered in exchange therefore are registered, it will be a condition to the delivery of such Stockholder Consideration that the Company Stock Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and are otherwise in proper form for transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to Parent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid.

          (b) After the Effective Time, each outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this
Section 2.2, be deemed for all purposes to evidence the right to receive the
-----------
Stockholder Consideration in respect of such Company Stock Certificate.

          SECTION 2.3    APPRAISAL RIGHTS. Notwithstanding anything in this
                         ----------------
Agreement to the contrary, shares of Company Common Stock which immediately prior to the Effective Time are held by Stockholders who have properly exercised and perfected appraisal rights under Article 11 of the NCBCA (the "Dissenting
                                                                   ----------
Shares") shall not be converted into the right to receive a pro rata allocation
------
of the Aggregate Merger Consideration as provided in Section 2.1(a) hereof, but
                                                     --------------
the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Article 11 of the NCBCA; provided, however,
                                                            --------  -------
that if any such holder shall have failed to perfect or shall withdraw or lose his appraisal rights under the NCBCA, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Stockholder Consideration, without any interest thereon, as provided in
Section 2.1(a), and such shares shall no longer be Dissenting Shares. The
--------------
Company shall provide Parent with (i) prompt written notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Article 11 of the NCBCA received by the Company; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such Article 11 of the NCBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

          SECTION 2.4    CLOSING. Unless otherwise mutually agreed upon by the
                         -------
parties hereto, the closing (the "Closing") of the Merger and the other
                                  -------
Contemplated Transactions shall take place at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, at 10:00 a.m., local time, within three (3) days after all conditions precedent to the Closing hereunder shall have been satisfied or waived, or at such other time or place as the parties hereto shall agree. The date of the Closing is hereinafter called the "Closing Date." The parties hereto hereby agree to deliver at the Closing
     ------------
such documents, certificates of officers and such other instruments as are specified in Article VII hereof and as reasonably may be required to effect the
             -----------
Merger pursuant to and as contemplated by this Agreement and to consummate the Contemplated Transactions. All events which shall occur at the Closing shall be deemed to occur simultaneously.

                                  ARTICLE III.

                   AGGREGATE MERGER CONSIDERATION; ADJUSTMENTS

          SECTION 3.1    PAYMENT OF AGGREGATE MERGER CONSIDERATION.
                         -----------------------------------------

          (a) The aggregate consideration to be paid by Parent in the Merger (the "Aggregate Merger Consideration") will consist of the following:
      ------------------------------

          (i) 4,100,000 shares of Parent's Series B Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), having the rights, powers and
                      ------------------------
preferences set forth in Exhibit A, each of which shares shall convert on a
                         ---------
mandatory basis into two (2) shares of Parent's Common Stock (as adjusted as provided in accordance with the rights of the Series B Convertible Preferred Stock) and shall have a number of votes equal to the number of shares of Common Stock issuable upon conversion;

          (ii) 4,000,000 warrants (the "Parent Stock Warrants") to acquire
                                        ---------------------
shares of Parent Common Stock, in accordance with the terms and conditions set forth in Exhibit B; and
         ---------

          (iii) 500,000 warrants (the "Parent Performance Warrants") to acquire
                                       ---------------------------
shares of Parent Common Stock, in accordance with the terms and conditions set forth in Exhibit C.
         ---------

          (iv) Beginning as of the date of this Agreement and continuing until Parent receives, in the aggregate, $6.5 Million in cash from sales of Common Stock (or Common Stock equivalents) (the "New Securities") of Parent (not
                                          --------------
including issuances of stock underlying currently outstanding options and warrants), Parent will, simultaneously with the issuance of the New Securities, issue to the Stockholders, without further payment of cash or other consideration by the Stockholders, ninety-five percent (95%) of the New Securities (the "Antidilution Shares") for each whole share of Common Stock
                 -------------------
included in the New Securities or issuable upon conversion, exercise or exchange of New Securities; provided, however, that if the New Securities either (i) are
                   --------  -------
not voting securities or (ii) constitute nonqualified preferred stock within the meaning of Section 351(g)(2) of the Code, then instead of issuing New Securities to the Stockholders (the "Substitute Securities"), the Stockholders shall
                          ---------------------
receive a number of shares of Common Stock of Parent equal to ninety-five percent (95%) of the shares of Common Stock issuable upon exercise or exchange of the Substitute Securities.

          (b) Each share of Company Common Stock outstanding at the Effective Time shall be entitled to receive a pro rata allocation of each component of the Aggregate Merger Consideration. Such pro rata allocation shall be determined by dividing the total number of shares of Series B Preferred Stock, the total number of Parent Stock Warrants and the total number of Parent Performance Warrants, as provided above, and the total number of Substitute Securities issued, by the total number of shares of Company Common Stock outstanding immediately prior to the Merger.

          (c) Notwithstanding any other provision of this Agreement to the contrary, no fractional shares or warrants will be issued in the Merger. Any holder of Company Common Stock who would otherwise be entitled to receive a fractional share or warrant hereunder will receive the number of shares or warrants such holder is entitled to receive hereunder, rounded up or down, as the case may be, to the nearest whole number of shares or warrants.

          (d) Parent and Company agree that a portion of the Aggregate Merger Consideration to be paid by Parent after the Closing Date will be treated as interest under Section 1.483-4 of the U.S. Treasury Regulations. With respect to such Aggregate Merger Consideration that is issued in Parent Common Stock, Parent shall issue separate certificates for the portion of such Aggregate Merger Consideration that constitutes interest under the applicable U.S. Treasury Regulations.

          SECTION 3.2    ESCROWED SHARES. In order to secure a portion of the
                         ---------------
indemnification obligations of the Company and the Principal Stockholder as set forth in Article IX hereof, a portion of the Aggregate Merger Consideration to
         ----------
be issued to the Principal Stockholder equal to twenty-five percent (25%) of the Aggregate Merger Consideration to be issued to all the Stockholders of the Company in this transaction will be placed into escrow at the Closing (the "Escrowed Shares"). The Escrowed Shares will be released from escrow in
 ---------------
accordance with the terms of an escrow agreement (the "Indemnification Escrow
                                                       ----------------------
Agreement"), in the form annexed hereto as Exhibit D.
---------                                  ---------

          SECTION 3.3    REGISTRATION OF PARENT COMMON STOCK. All shares of
                         -----------------------------------
Parent Common Stock to be issued upon conversion of the Series B Preferred Stock issued pursuant to Sections 3.1(a) hereof, and upon exercise of the Parent Stock
                   --------------
Warrants and the Parent Performance Warrants will have registration rights in accordance with the terms and provisions of a registration rights agreement (the "Registration Rights Agreement"), in the form annexed hereto as Exhibit E.
 -----------------------------                                  ---------

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          For purposes of this Article IV, each reference to the Company shall be deemed to include both the Company (as a separate legal entity) and the business of the Company (as conducted by Gibralter Publishing, Inc., a North Carolina corporation ("Gibralter"), for all periods prior to the transfer of
                       ---------
such business to the Company). The Company represents and warrants to Parent and Acquisition Sub, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), except as described on the Company Schedules, that:

           SECTION 4.1   CORPORATE EXISTENCE AND POWER; CAPITALIZATION.
                         ---------------------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite powers and all material Permits required to own, lease and operate its properties and to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial condition or the results of operations of the Company.

          (b) The Company does not have any Subsidiaries and does not directly or indirectly own any interest or investment in any other Person.

          (c) The only authorized capital stock of the Company consists of 100,000 shares of common stock, no par value (the "Company Common Stock"), of
                                                   --------------------
which 82,000 shares are issued and outstanding. Schedule 4.1 sets forth a true,
                                                ------------
correct and complete list of the record and beneficial owners of the Company Common Stock and number of shares of Company Common Stock owned by each Stockholder. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. There are no options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind (including preemptive rights) to which the Company is a party, relating to the issued or unissued capital stock or other securities of the Company.

          SECTION 4.2    AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has
                         ------------------------------------
full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to consummate the Contemplated Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by it of the Contemplated Transactions have been duly and validly authorized and approved by the Company's stockholders and board of directors, and no other proceedings on the part of the Company (or any other Person) are necessary to authorize the execution and delivery by the Company of this Agreement or the other Transaction Documents to which it is or will be a party or the consummation of the Contemplated Transactions. This Agreement and the other Transaction Documents to which the Company is or will be a party have been, or when executed and delivered will be, duly and validly executed and delivered by the Company and (assuming the valid execution and delivery thereof by the other parties thereto) constitute, or will constitute, the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

          SECTION 4.3    NO CONFLICTS; CONSENTS. Except as set forth on Schedule
                         ----------------------                         --------
4.3 (the "Company Consents"), neither the execution, delivery and performance by
---       ----------------
the Company of this Agreement and each other Transaction Document to which it is a party, nor the consummation of the Contemplated Transactions by the Company
(i) violates any provision of the articles of incorporation or bylaws of the Company; (ii) requires the Company or any Stockholder of the Company to obtain any consent, approval, Permit or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any Contract, right, other obligation or restriction relating to or which affects the Company Common Stock, the Company, any Company Stockholder or to which the Company or any Company Stockholder is a party or by which any of them or their Assets may be bound or subject, or results in the creation of any Lien upon any shares of Company Common Stock or upon any of the Assets of the Company pursuant to the terms of any such Contract or otherwise; or (iv) violates any Law or Order of any Governmental Body against, or binding upon, the Company, any Company Stockholder or the shares of Company Common Stock or upon their respective Assets or business.

          SECTION 4.4    CHARTER DOCUMENTS AND CORPORATE RECORDS.
                         ---------------------------------------

          (a) True and complete copies of the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof have heretofore been delivered to Parent. The stock and transfer books of the Company have been made available to Parent for its inspection and are true and complete. True and complete copies of the minutes of meetings (or written consents in lieu of meetings) of the board of directors (and all committees thereof) and Stockholder of the Company have heretofore been delivered to Parent. All actions taken by the board of directors (and all committees thereof) and Stockholder of the Company are reflected in such minutes, written consents and other documentation.

          (b) All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company and its business have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

          SECTION 4.5    FINANCIAL INFORMATION. Schedule 4.5 includes a true and
                         ---------------------- ------------
complete copy of audited financial statements of the Company, Gibralter, Ericson Publishing, Inc., International Who's Who of Information Technology, Inc. and Gibralter Business Solutions, Inc. at and for the nine (9) month period ended September 30, 2000 (collectively, the "Company Financial Statements"). The
                                       ----------------------------
Company Financial Statements present fairly the financial position of the Company as of its date, and the Company's earnings and cash flow for the period then ended and has been prepared in accordance with GAAP consistently applied as set forth in the notes thereto. Except as set forth on Schedule 4.5, the balance
                                                       ------------
sheet contained in the Company Financial Statements (the "Company Balance
                                                          ---------------
Sheet") fully sets forth all Assets and Liabilities of the Company existing as
-----
of its date which, under GAAP, should be set forth therein, and the statement of earnings contained therein sets forth the items of income and expense of the Company which should appear therein under GAAP.

          SECTION 4.6    LIABILITIES. Except as and to the extent reflected in
                         -----------
the Company Balance Sheet, the Company did not have, as of such date, any liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business); and except as described in Schedule 4.6 hereto,
                                                         ------------
the Company has not incurred any Liabilities since such date, except current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice. Schedule 4.6 contains a true and correct list and full
                    ------------
description of all Debt of the Company as of September, 30, 2000.

          SECTION 4.7    COMPANY RECEIVABLES. Except for any reserves for
                         -------------------
doubtful accounts reflected in the Company Balance Sheet, all Receivables of the Company reflected in such Balance Sheet, and all Receivables that have arisen since the date thereof (except Receivables that have been collected since such date and except as set forth on Schedule 4.7), constitute bona fide Receivables
                                ------------
resulting from the sale of goods and services in the ordinary course of business. To the Company's Knowledge, the Receivables are not subject to any valid defenses, offsets, returns, allowances or credits of any kind, and, to the Company's Knowledge, are fully collectible, except to the extent of the reserve for doubtful accounts reflected in the Company Balance Sheet and except as set forth on Schedule 4.7. Except for Receivables reflected in the Company Balance
         ------------
Sheet and except as set forth on Schedule 4.7, the Company has not made any loan
                                 ------------
or advance to any Person.

          SECTION 4.8    ABSENCE OF CERTAIN CHANGES. Since September 30, 2000,
                         --------------------------
except as set forth in this Agreement or disclosed on Schedule 4.8, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

          (a) Any material adverse change in the business, Assets, financial condition, prospects or results of operations of the Company or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

          (b) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any material Assets or to any capital expenditure (in each case, other than in the ordinary course of business in accordance with past practice) or creation of any Lien on any material Asset;

          (c) Any declaration, setting aside or payment of any cash dividend or other distribution of cash or property with respect to any equity interest in the Company;

          (d) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking materially affecting the Assets of the Company;

          (e) Any material change in any method of accounting or accounting practice by the Company;

          (f) Any material increase in the compensation payable or to become payable to any officer, Stockholders, director, consultant, agent, sales representative or full-time employee of the Company, or any material alteration in the benefits payable to any thereof;

          (g) To the Company's Knowledge, any material adverse change in the relationships of the Company with its customers or clients;

          (h) Any material change in any of the Company's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies;

          (i) Any material modification, termination, amendment or other alteration or change in the terms or provisions of any material Company Contract.

          SECTION 4.9    PROPERTIES; TITLE.
                         -----------------

          (a) The Company does not own, nor have any right to acquire, any real property.

          (b) The Company has, and upon exercise of the Option Agreement referred to in Section 6.16 hereof the Company will, have good, valid,
               ------------
marketable, legal and beneficial title to (or a valid leasehold interest in) all of its Assets (including the Option Assets as set forth on Exhibit A annexed to
                                                           ---------
the Option Agreement) and is, and will be, the lawful owner or lessee of its
    ----------------
Assets (including the Option Assets), free and clear of all Liens, except as are described in Schedule 4.9 hereto. The equipment and other tangible personal
             ------------
property constituting part of the Company's Assets (whether owned or leased) have been maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear), and the Assets (including the Option Assets) are adequate in quantity and quality for the operation of the Company's business as presently and to be conducted. Except as described in Schedule 4.9 hereto, there are no outstanding options, warrants,
             ------------
commitments, agreements or any other rights of any character, entitling any Person other than Parent to acquire any interest in all, or any part of, such Assets (including the Option Assets). Schedule 4.9 contains a list and
                                      ------------
description of each item of (i) equipment, and (ii) other tangible personal property of the Company with an historical cost (before depreciation) of $25,000 or more.

          SECTION 4.10   CONTRACTS.
                         ---------

          (a) Schedule 4.10 lists all material Contracts, arrangements and agreements, written or oral, of the following types to which the Company is a party or by which the Company, its business or any of its Assets (or the Option Assets) is bound as of the date hereof:

          (i) mortgages, indentures, guarantees, security agreements, installment obligations and other agreements and instruments relating to the borrowing of money or extension of credit;

          (ii) employment, consulting and agency agreements and collective bargaining agreements;

          (iii) sales agency, manufacturer's representative or distributorship agreements;

          (iv) agreements, orders or commitments for the purchase by the Company of raw materials, supplies or finished products exceeding $25,000;

          (v) each agreement, order or commitment for the sale by the Company of services exceeding $25,000;

          (vi) licenses or patents, trademarks, copyrights and other intangible property rights;

          (vii) all capitalized leases and each lease of real or personal property;

          (viii) joint venture agreements, Stockholder's agreements and any agreement between the Company and any Affiliate of the Company;

          (ix) agreements limiting the freedom of the Company or its officers and employees to compete in any line of business similar to the Company's business; and

          (x) other agreements, contracts and commitments material to the Company's business, or which in any case involve payments or receipts of more than $25,000 or which may not be canceled on no more than thirty (30) days' notice without penalty or premium.

          (b) All the Contracts are valid, in full force and effect and binding upon the Company and, to the Company's Knowledge, the other parties thereto in accordance with their terms. Except as disclosed on Schedule 4.10, the Company
                                                    -------------
is not in default (or alleged default) in any material respect under any such Contract, nor, to the Company's Knowledge, is any other party thereto in default in any material respect thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default in any material respect (or give rise to a termination right) thereunder. To the Company's Knowledge, none of the other parties to any material Contract intends to terminate or alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Except as set forth on Schedule 4.10, the Company has
                                                  -------------
not amended or extended any such Contract or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Except as set forth on Schedule 4.3, no consent of any party to such Contracts is required
             ------------
for the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions. The Company has not received written or oral notice of cancellation or termination of any such Contract. True, correct and complete copies of all of such written Contracts and summaries of the material provisions of all of such oral Contracts have heretofore been made available for review by Parent.

          SECTION 4.11   INTANGIBLE PROPERTY. Schedule 4.11 sets forth a true,
                         -------------------  -------------
correct and complete list of all patents, trademarks, copyrights, service marks or trade names (and all applications for any of the foregoing), grants and licenses and all other intangible assets, properties and rights (the "Intellectual Property Rights") running to or from, or used by, the Company in
 ----------------------------
the conduct of its business. Except as disclosed on Schedule 4.11:
                                                    -------------

          (a) The Company owns all right, title and interest, or possesses adequate rights, in and to the material Intellectual Property Rights necessary to conduct its business;

          (b) To the Knowledge of the Company, the Company's Intellectual Property Rights do not infringe on the rights or intellectual property of third parties in any material respect, and the Company has not received any written notice contesting its right to use any such Intellectual Property Rights;

          (c) The Company's Intellectual Property Rights have not been and are not the subject of any pending or threatened litigation or Claim of infringement;

          (d) No license or royalty agreement to which the Company is a party is in breach or default in any material respect by any party thereto or the subject of any notice of termination given or threatened;

          (e) The Company has not granted any license or agreed to pay or receive any royalty in respect of any material Intellectual Property Rights; and

          (f) The Contemplated Transactions will not adversely affect the right, title and interest of the Company in and to its Intellectual Property Rights.

          SECTION 4.12   CLAIMS AND PROCEEDINGS. Except as set forth on Schedule
                         ----------------------                         --------
4.12, to the knowledge of the Company, there are no outstanding Orders of any
----
Governmental Body against or involving the Company, its Assets, its business, or the Gibralter Assets. Except as set forth on Schedule 4.12, to the knowledge of
                                             -------------
the Company there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof
 ------
are covered by insurance), pending or, to the Company's Knowledge, threatened on the date hereof, against or involving the Company, the Company Common Stock, its Assets, its business, or the Option Assets. Except as set forth on Schedule
                                                                   --------
4.12, on the date hereof there are no Claims pending or, to the Company's
----
Knowledge, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, Assets, financial condition, results of operations of the Company or the proposed business after the Effective Date. There exists on the date hereof, and there will exist as of the Closing, no fact, event or circumstance known to the Company that would give rise to any Claim that, if pending or threatened on the date hereof or on the Closing Date, could reasonably be expected to have a material adverse effect on the business, Assets, financial condition, prospects or results of operations of the Company or the Option Assets. There are no Claims pending or, to the Company's Knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer, against the Company.

          SECTION 4.13   TAXES.
                         -----

          (a)  Except as set forth in Schedule 4.13:

          (i) the Company has timely filed or, if not yet due will timely file, all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are, or will be when filed, true, correct and complete;

          (ii) the Company has paid or, if payment is not yet due, will pay when due, to the appropriate Tax Authority or has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Company Financial Statements for the payment of, all Taxes imposed on the Company for which the Company is or could be liable, whether to taxing authorities or to other Persons (pursuant to a tax sharing agreement or otherwise) for all taxable periods through and including the Closing Date;

          (iii) no extension of time has been requested or granted for the Company to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid;

          (iv) the Company has not received notice of a determination by a Tax Authority that Taxes are owed by the Company (such determination to be referred to as a "Tax Deficiency") and, to the Company's Knowledge, no Tax Deficiency is
         --------------
proposed or threatened;

          (v) there are no Liens for Taxes or other security interests on or pending against the Company or any of its properties that arose in connection with any failure (or alleged failure) to pay any Tax;

          (vi) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit")
                                                               ---------
which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period, and no claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

          (vii) there are no pending or, to the Company's Knowledge, threatened Tax Audits of the Company;

          (viii) the Company has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely withheld and paid to the proper Governmental Bodies all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or Stockholder;

          (ix) none of the Assets of the Company is property that it is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (x) none of the Assets of the Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

          (xi) the Company has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

          (xii) the Company is not a party to any Tax allocation or Tax sharing agreement.

          (b) No previous ownership change, as defined under Section 382 of the Code has occurred, directly or indirectly, with respect to the Company.

          (c) The Company has not been at any time a member of (i) any consolidated, combined or affiliated group of corporations (other than a group of which the Company is the common parent), or (ii) any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

          SECTION 4.14   EMPLOYEE BENEFIT PLANS.
                         ----------------------

          (a)  Set forth on Schedule 4.14 is a list of each employee benefit
                            -------------
plan (within the meaning of Section 3(3) of ERISA), written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Company and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by) either (i) the Company, or (ii) any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member (the "Controlled Group"). Each and every such plan, program, policy, practice,
      ----------------
arrangement and agreement is hereinafter referred to as an "Employee Benefit
                                                            ----------------
Plan."
----

          (b) With respect to each such Employee Benefit Plan, there has been delivered to Parent (i) current, accurate and complete copies of each such Employee Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) the most recent audited financial statement with respect to each such Employee Benefit Plan that is required to have an audited financial statement; (iii) copies of the most recent determination letters with respect to any such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code; (iv) copies of the three most recent actuarial reports with respect to each such Employee Benefit Plan that is required to have an actuarial report; and (v) copies of the most recent annual reports (Forms 5500) of each such Employee Benefit Plan with respect to each Employee Benefit Plan required to file an annual report.

          (c)  With respect to each such Employee Benefit Plan:

          (i) each such Employee Benefit Plan that is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code has received a favorable determination letter as to its qualification under the Code, and, to the Knowledge of the Company, no event has occurred that will or could be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

          (ii) the Company and each member of the Controlled Group has complied in all material respects with all provisions of ERISA, the Code and other applicable law, and no act or omission by the Company, each member of the Controlled Group, or any fiduciary of any Employee Benefit Plan, has occurred that will or could be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under
Section 502(l) of ERISA;

          (iii) all contributions, insurance and annuity premiums and salary deferrals elected by an employee or required to have been made by the Company or any member of the Controlled Group under law or under the terms of any contract, agreement or Employee Benefit Plan for all complete and partial periods up to and including the date hereof have been made or will be made to the appropriate plan on or before such date;

          (iv) there are no matters pending before the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");
                                                                  ----

          (v) each and every such Employee Benefit Plan which is a group health plan (as such term is defined under the Code or Section 607(1) of ERISA) complies, and in each and every case has complied, with the applicable requirements of Section 4980B of the Code, Part 6 of Title I of ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits; and

          (vi) neither the Company nor any member of the Controlled Group maintains, sponsors or has contributed to (or has at any time maintained, sponsored or contributed to, or been obligated to maintain, sponsor or contribute to): (1) any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code; (2) any welfare benefit fund within the meaning of Section 419 of the Code; (3) any plan or arrangement which is subject to (A) the minimum funding requirements of Section 412 of the Code, (B) Subtitle B Part 3 of Title I of ERISA, or (C) Title IV of ERISA; or (4) any multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) other than those set forth on Schedule 4.14.

          SECTION 4.15   EMPLOYEE-RELATED MATTERS.
                         ------------------------

          (a)  Schedule 4.15 contains a true and correct list of all full-time
               -------------
employees of the Company as of December 1, 2000, listed by classification or job description and date of hire. Schedule 4.15 also contains a description of all existing severance, accrued vacation obligations or retiree benefits of any current or former director, officer, employee or consultant (to the extent not included on Schedule 4.14). Except as set forth on such Schedule 4.15, the
            -------------                               -------------
employment arrangement of all such Persons is terminable at will.

          (b)  Except as set forth in Schedule 4.15, (i) the Company is not a
                                      -------------
party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the Company's Knowledge, threatened against the Company; (iii) the Company has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past three (3) years; (iv) no representation question has been raised respecting the Company's employees working within the past three (3) years, nor, to the Company's Knowledge, are there any campaigns being conducted to solicit authorization from the Company's employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's employees, is pending or, to the Company's Knowledge, threatened against the Company; (vi) the Company is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, the Company has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

          SECTION 4.16   INSURANCE. Schedule 4.16 sets forth a list of all
                         ---------  -------------
insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering the Assets, business, operations, employees,
      ------------------
officers and directors of the Company and the Option Assets, and true and complete copies of all such Insurance Policies have been made available for review by Parent. All premiums due under all such Insurance Policies have been paid, and the Company is otherwise in compliance with the terms and conditions of all such Insurance Policies. All such Insurance Policies are in full force and effect.

          SECTION 4.17   COMPLIANCE WITH LAWS. The Company is not in violation,
                         --------------------
in any material respect, of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any law, statute,
                                               ------
code, ordinance, rule, regulation or other requirement, or any Environmental Laws (collectively, "Laws"), of any government or political subdivision thereof,
                     ----
whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") that could have a material adverse affect
                -------------------
on its Assets or its business or the Option Assets.

          SECTION 4.18   PERMITS. The Company has obtained all licenses,
                         -------
permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits") of any Governmental Body, where failure to
                          -------
obtain the Permits would have a material adverse affect on its Assets or its business, and has made all required registrations and filings with, any Governmental Body that are required for the conduct of its business where failure to make the same would have a material adverse affect on its Assets or business. All such Permits that are required for the conduct of the Company's business are in full force and effect; no proceeding is pending or threatened to revoke or limit any such Permit. No such Permit will terminate by reason of the Contemplated Transactions.

          SECTION 4.19   CUSTOMERS AND CLIENTS. Schedule 4.19 contains a true
                         ---------------------  -------------
and correct list of all customers or clients of the Company with billings of at least $100,000 during the nine-month period ended September 30, 2000. Except as set forth in Schedule 4.19, the relationships of the Company with such customers
             -------------
are reasonable commercial working relationships and (i) none of such customers within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such Person with the Company; and (ii) none of such customers during the last twelve months has materially decreased or limited, or threatened in writing to materially decrease or limit, its business with the Company or intends, to the Company's Knowledge, to materially decrease or limit its business with the Company.

          SECTION 4.20   POTENTIAL CONFLICTS OF INTEREST. Except as set forth in
                         -------------------------------
Schedule 4.20, to the Company's Knowledge, no Stockholder, officer, director or
-------------
Affiliate of the Company, no spouse of any such Stockholder, officer, director or Affiliate, nor, to the Company's Knowledge, any entity controlled by one or more of the foregoing:

          (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is a customer of the Company or carries on business in competition with the Company;

          (b) owns, directly or indirectly, in whole or in part, any material Asset that the Company uses in the conduct of its business; or

          (c) has any material Claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans.

          SECTION 4.21   FINDERS' FEES. There is no investment banker, broker,
                         -------------
finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company upon consummation of the Contemplated Transactions other than First Commercial Group.

          SECTION 4.22   DISCLOSURE. None of this Agreement, the Schedules
                         ----------
hereto, or any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Parent or any of its Representatives or Affiliates by or on behalf of the Company pursuant to this Agreement or in connection with the Contemplated Transactions contains or will contain any untrue statement of a material fact, or when read together, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All representations and warranties made by or on behalf of the Company or otherwise relating to the Company will be deemed to have been relied on by Parent (notwithstanding any investigation by Parent).

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND ACQUISITION SUB

          Parent and Acquisition Sub, jointly and severally represent and warrant to the Company, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was made on the Closing Date), that:

          SECTION 5.1    CORPORATE EXISTENCE AND POWER; CAPITALIZATION.
                         ---------------------------------------------

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite powers and all material Permits required to own, lease and operate its properties and to conduct its business as currently conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by Parent, or the nature of its activities, makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial condition or the results of operations of Parent.

          (b) Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is a direct, wholly-owned subsidiary of Parent. As of the Closing Date, Acquisition Sub will have engaged in no business activities other than in contemplation of this Agreement and the Contemplated Transactions and will have no material assets or liabilities other that its rights and obligations under this Agreement.

          (c) As of the date of this Agreement, the only authorized capital stock of Parent consists of (i) 25,000,000 shares of common stock, $0.001 par value per share (the "Parent Common Stock"), of which 8,456,599 shares are
                      -------------------
issued and outstanding; and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share, of which 137,143 shares of Series A Convertible Preferred Stock are issued and outstanding (the "Series A Preferred Stock") (collectively,
                                       ------------------------
the "Parent Capital Stock"). All issued and outstanding shares of Parent Capital
     --------------------
Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except in respect of the Contemplated Transactions, there are no options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind (including preemptive rights) to which Parent is a party, relating to the issued or unissued capital stock or other securities of Parent.

          (d) The Series B Preferred Stock, Parent Stock Warrants and Parent Performance Warrants to be issued in accordance with this Agreement have been duly authorized, and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          (e) Subject to obtaining the approval of the stockholders of Parent in accordance with Section 6.9, the Parent Common Stock to be issued upon the
                   -----------
conversion or exercise, as the case may be, of the Series B Preferred Stock, Parent Stock Warrants and Parent Performance Warrants, will be validly issued, fully paid and nonassessable.

          SECTION 5.2    AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent
                         ------------------------------------
and Acquisition Sub has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to consummate the Contemplated Transactions. The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the other Transaction Documents to which they are or will be a party and the consummation by them of the Contemplated Transactions have been duly and validly authorized and approved by Parent's and Acquisition Sub's board of directors, respectively, and, except for the approval of the stockholders of Parent in accordance with
Section 6.9, no other proceedings on the part of Parent or Acquisition Sub are
-----------
necessary to authorize the execution and delivery by Parent and Acquisition Sub of this Agreement or the other Transaction Documents to which they are or will be a party or the consummation of the Contemplated Transactions. This Agreement and the other Transaction Documents to which Parent and Acquisition Sub are a party have been, or when executed and delivered will be, duly and validly executed and delivered by each of Parent and Acquisition Sub and (assuming the valid execution and delivery thereof by the other parties thereto) constitute, or will constitute, the legal, valid and binding agreements of Parent and Acquisition Sub, respectively, enforceable against each of Parent and Acquisition Sub in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

          SECTION 5.3    NO CONFLICTS; CONSENTS(a). Except as set forth on
                         -------------------------
Schedule 5.3 (the "Parent Consents"), neither the execution, delivery and
------------       ---------------
performance by Parent and Acquisition Sub of this Agreement and each other Transaction Document to which they are a party nor the consummation of the Contemplated Transactions (i) violates any provision of the certificate of incorporation or bylaws of Parent or articles of incorporation or bylaws of Acquisition Sub; (ii) requires Parent or Acquisition Sub to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in the breach or default under (after the giving of notice or the passage of time), or permits the termination of, any material Contract to which Parent or Acquisition Sub is a party or by which they or any of their assets may be bound or subject; or (iv) violates any Law or Order of any Governmental Body against, or binding upon, Parent or Acquisition Sub or upon their respective Assets or business.

          SECTION 5.4    CHARTER DOCUMENTS.
                         -----------------

          (a) True and complete copies of the Certificate of Incorporation and By-Laws of Parent and Articles of Incorporation of Acquisition Sub as in effect on the date hereof have heretofore been delivered to the Company. The stock and transfer books of Parent have been made available to the Company for its inspection and are true and complete. True and complete copies of the minutes of meetings (or written consents in lieu of meetings) of the board of directors (and all committees thereof) and stockholders of Parent have heretofore been delivered to the Company. All actions taken by the board of directors (and all committees thereof) and stockholders of Parent since September 1, 1997 are reflected in such minutes, written consents and other documentation.

          (b) All financial, business and accounting books, ledgers, accounts and official and other records relating to Parent and its business have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

          SECTION 5.5    FINANCIAL INFORMATION; SEC FILINGS.
                         ----------------------------------

          (a)  Schedule 5.5 includes true and complete copies of Parent's
               ------------
audited financial statements at and for the fiscal years ended August 31, 2000 and 1999 (collectively, the "Parent Financial Statements"). Each of the Parent
                             ---------------------------
Financial Statements presents fairly the financial position of Parent as of its date, and Parent's earnings and cash flow for the periods then ended and has been prepared in accordance with GAAP consistently applied as set forth in the notes thereto. Except as set forth on Schedule 5.5, each balance sheet contained
                                      ------------
in the Parent Financial Statements fully sets forth all Assets and Liabilities of Parent existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein sets forth the items of income and expense of Parent which should appear therein under GAAP.

          (b) Parent has timely filed all required forms, reports and other documents with the United States Securities and Exchange Commission (the "SEC")
                                                                          ---
since September 1, 1998, all of which complied when filed, in all material respects, with all applicable requirements of the Securities Exchange Act of 1934, as amended. Parent has heretofore delivered to the Company complete and correct copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000, as filed with the SEC; (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since September 1, 1998; and (iii) all other reports, forms and other documents filed by Parent with the SEC since September 1, 1998. As of their respective dates, such reports, forms and other documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          SECTION 5.6    LIABILITIES. Except as and to the extent reflected in
                         -----------
the balance sheet of Parent at August 31, 2000, Parent did not have, as of such date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business); and except as described in Schedule 5.6
                                                                ------------
hereto, Parent has not incurred any Liabilities since such date, except current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice. Schedule 5.6 contains a true and correct list of all Debt of
                    ------------
Parent as of September 30, 2000.

          SECTION 5.7    COMPANY RECEIVABLES. Except for any reserves for
                         -------------------
doubtful accounts reflected in Parent's August 31, 2000 balance sheet, all Receivables of Parent reflected in such balance sheet, and all Receivables that have arisen since the date thereof (except Receivables that have been collected since such date), are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of business. To Parent's Knowledge, the Receivables are not subject to any valid defenses, offsets, returns, allowances or credits of any kind, and, to Parent's Knowledge, are fully collectible within 60 days from their due date, except to the extent of the reserve for doubtful accounts reflected in Parent's August 31, 2000 balance sheet. Except for Receivables reflected in Parent's August 31, 2000 balance sheet, Parent has not made any loan or advance to any Person.

          SECTION 5.8    ABSENCE OF CERTAIN CHANGES. Since August 31, 2000,
                         --------------------------
except as set forth in this Agreement or disclosed on Schedule 5.8, Parent has conducted its business in the ordinary course consistent with past practices and there has not been:

          (a) Any material adverse change in the business, Assets, financial condition, prospects or the results of operations of Parent or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

          (b) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any material Assets or to any capital expenditure (in each case, other than in the ordinary course of business in accordance with past practice) or creation of any Lien on any Asset;

          (c) Any declaration, setting aside or payment of any cash dividend or other distribution of cash or property with respect to any equity interest in Parent;

          (d) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking materially affecting the Assets of Parent;

          (e) Any material change in any method of accounting or accounting practice by Parent;

          (f) Any material increase in the compensation payable or to become payable to any officer, Stockholders, director, consultant, agent, sales representative or full-time employee of Parent, or any material alteration in the benefits payable to any thereof;

          (g) To Parent's Knowledge, any material adverse change in the relationships of Parent with its customers or clients;

          (h) Any material change in any of Parent's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies; or

          (i) Any material modification, termination, amendment or other alteration or change in the terms or provisions of any material Parent Contract.

          SECTION 5.9    PROPERTIES; TITLE.
                         -----------------

          (a) Parent does not own, nor have any right to acquire, any real property.

          (b) Parent has good, valid, marketable, legal and beneficial title to (or a valid leasehold interest in) all of its Assets and is the lawful owner or lessee of its Assets, free and clear of all Liens, except as described in
Schedule 5.9 hereto. The equipment and other tangible personal property
------------
constituting part of Parent's Assets (whether owned or leased) have been maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of Parent's business as presently conducted. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any Person other than Parent to acquire any interest in all, or any part of, such Assets. Schedule 5.9 contains a list and description
                                  ------------
of each item of (i) equipment, and (ii) other tangible personal property of Parent with a book value (before depreciation) of $25,000 or more.

          SECTION 5.10   CONTRACTS.
                         ---------

          (a)  Schedule 5.10 lists all Contracts, arrangements and agreements,
               -------------
written or oral, of the following types to which Parent is a party or by which Parent, its business or any of its Assets is bound as of the date hereof:

          (i) mortgages, indentures, guarantees, security agreements, installment obligations and other agreements and instruments relating to the borrowing of money or extension of credit;

          (ii) employment, consulting and agency agreements and collective bargaining agreements;

          (iii) sales agency, manufacturer's representative or distributorship agreements;

          (iv) agreements, orders or commitments for the purchase by Parent of raw materials, supplies or finished products exceeding $25,000;

          (v) each agreement, order or commitment for the sale by Parent of services of the Business exceeding $25,000;

          (vi) licenses or patents, trademarks, copyrights and other intangible property rights;

          (vii) all capitalized leases and each lease of real or personal property;

          (viii) joint venture agreements, Stockholder's agreements and any agreement between Parent and any Affiliate of Parent;

          (ix) agreements limiting the freedom of Parent or its officers and employees to compete in any line of business similar to Parent's Business; and

          (x) other agreements, contracts and commitments material to Parent's business, or which in any case involve payments or receipts of more than $25,000 or which may not be canceled on no more than thirty (30) days' notice without penalty or premium.

          (b) All such Contracts are valid, in full force and effect and binding upon Parent and, to Parent's Knowledge, the other parties thereto in accordance with their terms. Except as disclosed on Schedule 5.10, Parent is not
                                                    -------------
in default (or alleged default) in any material respect under any such Contract, nor, to Parent's Knowledge, is any other party thereto in default in any material respect thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default in any material respect (or give rise to a termination right) thereunder. To Parent's Knowledge, none of the other parties to any material Contract intends to terminate or alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Except as set forth on Schedule 5.10, Parent has not amended or extended any
                       -------------
such Contract or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Except as set forth on Schedule
                                                                    --------
5.3, no consent of any party to such Contracts is required for the execution,
---
delivery or performance of this Agreement or the consummation of the Contemplated Transactions. Parent has not received written or oral notice of cancellation or termination of any such Contract. True, correct and complete copies of all of such written Contracts and summaries of the material provisions of all of such oral Contracts have heretofore been made available for review by the Company.

          SECTION 5.11   INTANGIBLE PROPERTY. Schedule 5.11 sets forth a true,
                         -------------------  -------------
correct and complete list of all Intellectual Property Rights running to or from, or used by, Parent in the conduct of its business. Except as disclosed on
Schedule 5.11:
-------------

          (a) Parent owns all right, title and interest, or possesses adequate rights, in and to the material Intellectual Property Rights necessary to conduct its business.

          (b) To the Knowledge of Parent, Parent's Intellectual Property Rights do not infringe on the rights or intellectual property of third parties in any material respect, and Parent has not received any written notice contesting its right to use any such Intellectual Property Rights.

          (c) Parent's Intellectual Property Rights have not been and are not the subject of any pending or threatened litigation or Claim of infringement.

          (d) No license or royalty agreement to which Parent is a party is in breach or default in any material respect by any party thereto or the subject of any notice of termination given or threatened.

          (e) Parent has not granted any license or agreed to pay or receive any royalty in respect of any material Intellectual Property Rights.

          (f) The Contemplated Transactions will not adversely affect the right, title and interest of Parent in and to its Intellectual Property Rights.

          (g) The Datagration(TM) Software has been developed entirely through Parent's own efforts for its own account, and is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain. The source code and specifications for the Datagration(TM) Software have been consistently maintained in confidence by Parent, and, except as listed on
Schedule 5.11, copies of the source code and specifications for the
-------------
Datagration(TM) Software have not been given to any third party.

          (h) All personnel, including employees, agents, consultants, and contractors who have contributed to or participated in the conception and development of the Datagration(TM) Software either (i) have been party to a for-hire relationship with Parent that has accorded Parent full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Datagration(TM) Software, or (ii) have executed appropriate instruments of assignment in favor of Parent as assignee that have conveyed to Parent full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Datagration(TM) Software.

          (i) There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Datagration(TM) Software by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization. Parent has never distributed the Datagration(TM) Software except under an agreement that is at least as protective of Parent's interests in such Software as Parent's standard form of end-user agreement annexed hereto as Exhibit F.
                                     ---------

          (j) As to third-party software components contained in the Datagration(TM) Software, all of which are included on Schedule 5.11
                                                       -------------
("Third-Party-Components"), to the best of its knowledge, (i) Parent has duly
  ----------------------
obtained the right and license to use, copy, modify and distribute such Third-Party Components, (ii) the Datagration(TM) Software contains no other software components in which any third party may claim superior or joint ownership, and (iii) the Datagration(TM) Software is not a derivative work of any other software programs not owned in their entirety by Parent.

          SECTION 5.12   CLAIMS AND PROCEEDINGS. Except as set forth on Schedule
                         ----------------------                         --------
5.12, to Parent's Knowledge, there are no outstanding Orders of any Governmental
----
Body against or involving Parent, its Assets or its business. Except as set forth on Schedule 5.12, to Parent's Knowledge, there are no Claims (whether or
         -------------
not the defense thereof or liabilities in respect thereof are covered by insurance), pending or, to Parent's Knowledge, threatened on the date hereof, against or involving Parent, its Assets or its business. Except as set forth on
Schedule 5.12, on the date hereof there are no Claims pending or, to Parent's
-------------
Knowledge, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, Assets, financial condition, prospects or results of operations of Parent. There exists on the date hereof, and there will exist as of the Closing, no fact, event or circumstance known to Parent that would give rise to any Claim that, if pending or threatened on the date hereof or on the Closing Date, could reasonably be expected to have a material adverse effect on the business, Assets, financial condition, prospects or results of operations of Parent. There are no Claims pending or, to Parent's Knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of Parent or the heirs, executors or administrators of such director or officer, against Parent.

          SECTION 5.13   TAXES.
                         -----

          (a)  Except as set forth in Schedule 5.13:
                                      -------------

          (i) Parent has timely filed or, if not yet due will timely file, all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are, or will be when filed, true, correct and complete. Copies of all such Tax Returns for periods ending on or after August 31, 1997 have been given to the Company;

          (ii) Parent has paid or, if payment is not yet due, will pay when due, to the appropriate Tax Authority or has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Parent Financial Statements for the payment of, all Taxes imposed on Parent for which Parent is or could be liable, whether to taxing authorities or to other Persons (pursuant to a tax sharing agreement or otherwise) for all taxable periods through and including the Closing Date;

          (iii) no extension of time has been requested or granted for Parent to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid;

          (iv) Parent has not received notice of any Tax Deficiency and, to Parent's Knowledge, no Tax Deficiency is proposed or threatened;

          (v) there are no Liens for Taxes or other security interests on or pending against Parent or any of its properties that arose in connection with any failure (or alleged failure) to pay any Tax;

          (vi) no issue has been raised in Tax Audit which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period, and no claim has ever been made by a Tax Authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

          (vii) there are no pending or, to Parent's Knowledge, threatened Tax Audits of Parent;

          (viii) all Tax Returns filed with respect to taxable years of Parent through the taxable year ended August 31, 1997 have either been examined and such examinations have closed, or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

          (ix) Parent has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely withheld and paid to the proper Governmental Bodies all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholders;

          (x) none of the Assets of Parent is property that it is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (xi) none of the Assets of Parent is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (xii) Parent has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

          (xiii) Parent is not a party to any Tax allocation or Tax sharing agreement;

          (b) No previous ownership change, as defined under Section 382 of the Code has occurred, directly or indirectly, with respect to Parent.

          (c) Parent has not been at any time a member of (i) any consolidated, combined or affiliated group of corporations (other than a group of which Parent is the common parent), or (ii) any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

          SECTION 5.14   EMPLOYEE BENEFIT PLANS.
                         ----------------------

          (a)  Set forth on Schedule 5.14 is a list of each Employee Benefit
                            -------------
Plan covering any present or former employee of Parent and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by) either (i) Parent, or (ii) any other organization which is a member of a Controlled Group of which Parent is a member.

          (b) With respect to each such Employee Benefit Plan, there has been delivered to the Company (i) current, accurate and complete copies of each such Employee Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) the most recent audited financial statement with respect to each such Employee Benefit Plan that is required to have an audited financial statement; (iii) copies of the most recent determination letters with respect to any such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code; (iv) copies of the three most recent actuarial reports with respect to each such Employee Benefit Plan that is required to have an actuarial report; and (v) copies of the most recent annual reports (Forms 5500) of each such Employee Benefit Plan with respect to each Employee Benefit Plan required to file an annual report.

          (c)  With respect to each such Employee Benefit Plan:

          (i) each such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and no event has occurred that will or could be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

          (ii) Parent and each member of the Controlled Group has complied in all material respects with all provisions of ERISA, the Code and other applicable law, and no act or omission by Parent, each member of the Controlled Group, or any fiduciary of any Employee Benefit Plan, has occurred that will or could be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under Section 502(l) of ERISA;

          (iii) all contributions, insurance and annuity premiums and salary deferrals elected by an employee or required to have been made by Parent or any member of the Controlled Group under law or under the terms of any contract, agreement or Employee Benefit Plan for all complete and partial periods up to and including the date hereof have been made or will be made to the appropriate plan on or before such date;

          (iv) there are no matters pending before the IRS, the United States Department of Labor or the PBGC;

          (v) each and every such Employee Benefit Plan which is a group health plan (as such term is defined under the Code or Section 607(1) of ERISA) complies, and in each and every case has complied, with the applicable requirements of Section 4980B of the Code, Part 6 of Title I of ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits; and

          (vi) neither Parent nor any member of the Controlled Group maintains, sponsors or has contributed to (or has at any time maintained, sponsored or contributed to, or been obligated to maintain, sponsor or contribute to): (1) any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code; (2) any welfare benefit fund within the meaning of
Section 419 of the Code; (3) any plan or arrangement which is subject to (A) the minimum funding requirements of Section 412 of the Code, (B) Subtitle B Part 3 of Title I of ERISA, or (C) Title IV of ERISA; or (4) any multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) other than those set forth on Schedule 5.14.

          SECTION 5.15   EMPLOYEE-RELATED MATTERS.
                         ------------------------

          (a)  Schedule 5.15 contains a true and correct list of all full-time
               -------------
employees of Parent who are receiving compensation at an annual rate of at least

$30,000, including any agreement relating thereto, listed by classification or job description. Schedule 5.15 also contains a description of all existing
                 -------------
severance, accrued vacation obligations or retiree benefits of any current or former director, officer, employee or consultant (to the extent not included on
Schedule 5.14). Except as set forth on such Schedule 5.15, the employment
-------------                               -------------
arrangement of all such Persons is terminable at will.

          (b)  Except as set forth in Schedule 5.15, (i) Parent is not a party
                                      -------------
to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to Parent's Knowledge, threatened against Parent; (iii) Parent has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past three (3) years; (iv) no representation question has been raised respecting Parent's employees working within the past three (3) years, nor, to Parent's Knowledge, are there any campaigns being conducted to solicit authorization from Parent's employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Parent's employees, is pending or, to Parent's Knowledge, threatened against Parent; (vi) Parent is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, Parent has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

          SECTION 5.16   INSURANCE. Schedule 5.16 sets forth a list of all
                         ---------  -------------
Insurance Policies covering the Assets, business, operations, employees, officers and directors of Parent and true and complete copies of all such Insurance Policies have been made available for review by the Company. All premiums due under all such Insurance Policies have been paid and Parent is otherwise in compliance with the terms and conditions of all such Insurance Policies. All such Insurance Policies are in full force and effect.

          SECTION 5.17   COMPLIANCE WITH LAWS. Parent is not in violation, in
                         --------------------
any material respect, of any Orders or any Laws of any Governmental Bodies that could have a material adverse affect on its Assets or its Business.

          SECTION 5.18   PERMITS. Parent has obtained all Permits of any
                         -------
Governmental Body, where failure to obtain the Permits would have a material adverse affect on its Assets or its business, and has made all required registrations and filings with, any Governmental Body that are required for the conduct of its business where failure to make the same would have a material adverse affect on its Assets or business. All such Permits that are required for the conduct of Parent's business are in full force and effect; no proceeding is pending or threatened to revoke or limit any such Permit. No such Permit will terminate by reason of the Contemplated Transactions.

          SECTION 5.19   CUSTOMERS AND CLIENTS. Schedule 5.19 contains a true
                         ---------------------  -------------
and correct list of all customers and clients of Parent with billings of at least $100,000 during the fiscal year ended August 31, 2000. Except as set forth in Schedule 5.19, the relationships of Parent with such customers are reasonable
   -------------
commercial working relationships and (i) all amounts owing from such customers have been paid or will be paid in accordance with their respective terms; (ii) none of such customers within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such Person with Parent; and (iii) none of such customers during the last twelve months has materially decreased or limited, or threatened to materially decrease or limit, its business with Parent or intends, to Parent's Knowledge, to materially decrease or limit its business with Parent.

          SECTION 5.20   POTENTIAL CONFLICTS OF INTEREST. Except as set forth in
                         -------------------------------
Schedule 5.20, to the Parent's Knowledge, no officer, director or Affiliate of
-------------
Parent, no spouse of any such, officer, director or Affiliate, nor, to Parent's Knowledge, any entity controlled by one or more of the foregoing:

          (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is a customer of Parent or carries on business in competition with Parent;

          (b) owns, directly or indirectly, in whole or in part, any material Asset that Parent uses in the conduct of its business; or

          (c) has any material Claim whatsoever against, or owes any amount to, Parent, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans.

          SECTION 5.21   FINDERS' FEES. There is no investment banker, broker,
                         -------------
finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Acquisition Sub who might be entitled to any fee or commission from Parent or Acquisition Sub upon consummation of the Contemplated Transactions.

          SECTION 5.22   DISCLOSURE. None of this Agreement, the Schedules
                         ----------
hereto, or any audited or unaudited financial statements, documents or certificates furnished or to be furnished to the company or any of its Representatives or Affiliates by or on behalf of Parent pursuant to this Agreement or in connection with the Contemplated Transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All representations and warranties made by or on behalf of Parent or otherwise relating to Parent will be deemed to have been relied on by the Company (notwithstanding any investigation by the Company).

                                   ARTICLE VI.

                        COVENANTS AND AGREEMENTS PRIOR TO
                            AND SUBSEQUENT TO CLOSING

          SECTION 6.1    CONDUCT OF BUSINESS OF THE COMPANY.
                         ----------------------------------

          From the date hereof through the Closing Date, except to the extent consented to in writing by the other party, each of Parent and the Company agrees:

          (a) To operate its business in a reasonable and prudent manner, to conduct its operations according to the ordinary and usual course of its business consistent with past practice, to preserve intact its present business organization and structure, to keep available the services of its present officers, agents and full-time employees, to use its best efforts to preserve and maintain its Assets and the goodwill of its business and to use its best efforts to preserve its relationships with customers, clients, independent contractors, employees and other Persons having business dealings with it or material to the operation of its business and in the case of the Company, to notify Parent if the aggregate number of the Company's full-time employees exceeds 800 Persons.

          (b) To maintain in the ordinary course of its business, consistent with past practice and in accordance with all Contracts, all its material Assets, equipment and other tangible property in their present repair, order and condition, subject to ordinary wear and tear;

          (c) To maintain the books and records relating to its business in the usual and ordinary manner and in a manner that fairly and correctly reflects its income, expenses, Assets and Liabilities consistent with GAAP, and to record and effect services rendered in the usual and ordinary manner consistent with past practices;

          (d) To pay all account and trade payables in accordance with past practices;

          (e) Not to incur any Liability or Debt (other than Liabilities and Debt incurred in the ordinary course of its business, consistent with past practice, which are not in the aggregate material thereto);

          (f) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 4.8 or Section 5.8 hereof.
             -----------    -----------

          (g) Not to pay, discharge or satisfy any Claim or Liability in excess of $10,000, other than the payment, discharge or satisfaction in the ordinary course of its business of Claims or Liabilities incurred in the ordinary course of its business, consistent with past practice;

          (h) Not to sell, transfer, convey, assign or otherwise dispose of any Assets, except in the ordinary course of its business consistent with past practices, or create, incur or assume any Lien on any Assets;

          (i) Not to waive, release or cancel any material Claims against third parties or Debts owing to it or any material rights which have any value (other than actions taken in the ordinary course of business, consistent with past practices) or make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

          (j) Not to amend, alter or modify its certificate of incorporation or articles of incorporation, as the case may be, and not to split, combine or reclassify the outstanding capital stock of, or authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests, or amend any of the terms of any such securities, except that the following restriction on issue, sale or delivery of securities shall not apply to Parent or the Company with respect to (I) outstanding options or warrants; (II) grant of options or warrants for the purchase of up to 25,000 shares of Common Stock and (III) securities to be issued in the Financing (as defined in Section 6.7
                                                                  -----------
hereof).

          (k) Not to declare, set aside, distribute or pay of any cash dividend or other distribution of cash or property with respect to any equity interests or otherwise to its stockholders.

          (l) Except in the ordinary course of business and consistent with past practices, not to terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract or breach the terms of any Contract or pay any amount not required by Law or by any Contract; or

          (m) Except in the ordinary course of business and consistent with past practices, not to increase the compensation payable or to become payable to any officer, Stockholders, director, consultant, agent, sales representative or employee, or any alteration in the benefits payable to any thereof, or to pay any bonuses or compensation to any such employee or officer of the Company other than in respect of salaries in effect on the date hereof.

          SECTION 6.2    CORPORATE EXAMINATIONS AND INVESTIGATIONS.
                         -----------------------------------------

          (a) Prior to the Closing Date, each of Parent and the Company agrees that the other party shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, financial advisors, consultants and other agents (collectively, "Representatives"), to make such examination and investigation of its Assets,
 ---------------
business, operations, books, records and financial condition, as such other party reasonably deems necessary, and in the case of the Company to permit Representatives of Parent to conduct similar examination and investigation of Gibralter. Any such investigation and examination shall be conducted upon reasonable notice, and each party shall, and shall cause its Representatives to, cooperate fully therein. In that connection, each of Parent and the Company shall grant the other party access to its books, records, Assets, employees, customers and suppliers, including in the case of Parent similar access to Gibralter's books, records, and assets, provided, however, that each party shall
                                        --------  -------
give the other party prior written notice and obtain the inspected party's approval prior to contacting any of the inspected party's employees or customers. In the case of the Company's examination of Parent, such examination shall include a third-party review of Parent's DatagrationTM Software. Parent agrees that if this Agreement is terminated for any reason other than (x) the satisfactory conclusion by the Company of its due diligence investigation of Parent or (y) pursuant to Section 8.1(d) hereof, Parent will reimburse the
                          --------------
Company for the costs of such third party review, up to a maximum amount of $50,000.

          (b) Any examination or investigation conducted in accordance with this Section 6.2, shall be subject to the terms and provisions of the
     -----------
Confidentiality Agreement, dated as of July 31, 2000, between Parent and the Company, which Confidentiality Agreement shall remain in full force and effect from the date hereof through the Closing Date.

          SECTION 6.3    CONSENTS, FILINGS AND AUTHORIZATIONS; EFFORTS TO
                         ------------------------------------------------
CONSUMMATE. As promptly as practicable after the date hereof, Parent and the
----------
Company shall make all filings and submissions under such Laws as are applicable to them or to their respective Affiliates as may be required for them to consummate the Merger and the other Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which Parent or the Company, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders, to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all consents and approvals, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing. In addition, prior to the Effective Date, the Company shall furnish to Parent all background and financial information (including audited financial information) as required under SEC rules for inclusion in the proxy material to be filed by Parent for Parent Stockholders Meeting.

          SECTION 6.4    NEGOTIATIONS WITH OTHERS. From and after the date
                         ------------------------
hereof unless and until this Agreement shall have been terminated in accordance with its terms, each of Parent and the Company hereby agrees that (i) it shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any sale of any of its Assets other than in the ordinary course of business or capital stock provided that Parent may pursue the Financing and sell its capital stock upon exercise of outstanding options and warrants, and (ii) it will not solicit, initiate, assist, encourage, continue or enter into negotiations or discussions of any type, directly or indirectly, with, or furnish any information or data to, any Person relating to any such sale, including any Person with whom it is currently negotiating, other than Parent or the Company, as the case may be, with respect to an offer for the sale of any material portion of any of its Assets or capital stock, directly or by merger or consolidation; provided, however, that neither party shall be subject to the above restrictions to the extent that any of such actions are required by its directors' fiduciary duties under applicable law. Each party shall notify the other party orally and in writing of any inquiries, offers or proposals relating to the sale of any material portion of its assets or capital stock within twenty-four (24) hours of the receipt thereof and shall give the other party five (5) days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

          SECTION 6.5    NOTICES OF CERTAIN EVENTS. Prior to the Closing Date,
                         -------------------------
the Company and Parent shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

          (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and

          (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement.

          SECTION 6.6    PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the
                         --------------------
Company and Parent will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of the Company or Parent, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

          SECTION 6.7    FINANCING. Parent and the Company shall use their best
                         ---------
reasonable efforts to commence negotiations with prospective investors in order to consummate as soon as practicable, which may be after the Closing Date, a private placement of equity securities and/or convertible debt with at least four (4) years maturity of Parent in an aggregate principal amount of at least $6.5 Million, but no more than $10 million (the "Financing"). The proceeds of
                                                 ---------
the Financing shall be applied, no earlier than the Closing Date, as follows:
(i) the first $1.5 million of such proceeds shall be applied toward the repayment of Promissory Note A (as defined in Section 6.15 hereof) to Gibralter;
                                              ------------
and (ii) the balance of such proceeds shall be used by Parent for general corporate purposes, including the opening of an additional call center, software development, marketing and public relations related to the business of the Company.

          SECTION 6.8    DIRECTORS AND OFFICERS OF PARENT.
                         --------------------------------

          (a) Immediately following the Effective Time, Parent's board of directors (through resignation and/or the creation of additional directorships) shall take such actions as are necessary to cause Terrence J. Leifheit, Billy Willis, and a third individual to be named by the Principal Stockholder to become members of Parent's board of directors, and to reduce the size of the board of directors to seven (7) directors, subject to the terms of the existing directors. The initial designation of the new board members among the three classes of Parent's board of directors shall be as follows:

             Year In Which
             -------------
              Term Expires
              ------------
                    2002     Individual to be named by the Principal Stockholder
                    2003     Billy Willis
                    2004     Terrence J. Leifheit

          (b) Immediately following the Effective Time, Parent's board of directors shall take such actions as are necessary to cause the following individuals to serve as officers of Parent in the capacities set forth below:

                 Name                              Title
                 ----                              -----

               John D. Foster           Chief Executive Officer
               Terrence J. Leifheit     President and Chief Operating Officer
               Ronald L. Weindruch      Executive Vice President, Business
                                          Development

               Mickey Clark             Acting Chief Financial Officer

          SECTION 6.9    PARENT STOCKHOLDERS MEETING.
                         ---------------------------

          (a) Promptly following the Closing Date, Parent will convene a special meeting of its stockholders (the "Parent Stockholders Meeting") in order
                                          ---------------------------
to consider and vote upon (i) an amendment to Parent's Certificate of Incorporation increasing the authorized shares of Parent Common Stock to an amount in excess of the number of shares of Parent Common Stock that are issuable upon the conversion of the Series B Preferred Stock and the exercise of the Parent Stock Warrants and the Parent Performance Warrants, the Antidilution Shares, and to comply with Section 6.7 hereof and (ii) reduction of the size of
                           -----------
the Parent board of directors to seven (7) directors, and to cause the membership of the Board of Directors to consist of the following persons whose terms shall end in the years next to their respective names:

          Year In Which
          -------------
           Term Expires
           ------------
               2002     Ronald L. Weindruch       Individual to be named by
                                                    the Principal Stockholder

               2003     Kenneth Horn              Billy Willis
               2004     John D. Foster            Terrence J. Leifheit

and one director selected by agreement of Parent and the Principal Shareholder shall also be elected with a term that ends 2002.

          (b) The approval of the foregoing items at Parent Stockholders Meeting shall constitute the "Parent Stockholder Approvals." The Principal
                              ----------------------------
Stockholder shall vote his shares of Series B Preferred Stock and shall cause the other Stockholders to vote their Series B Preferred Stock in favor of the foregoing items at the Parent Stockholders Meeting.

          SECTION 6.10   EMPLOYEE OPTIONS. Separate and apart from the Aggregate
                         ----------------
Merger Consideration, at the Closing, Parent will grant an aggregate of 500,000 stock options to certain employees of the Company, as designated by the Principal Stockholder immediately prior to the Closing who become employees of the Surviving Corporation. Such options will be granted in accordance with Parent's "1999 Stock Option Plan" and will be exercisable at a price equal to the midpoint between the closing bid and ask prices for Parent Common Stock on the Closing Date as reported on the OTC Bulletin Board(R).

          SECTION 6.11   EXPENSES. Except as otherwise specifically provided in
                         --------
this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

          SECTION 6.12   SUPPLEMENTS TO DISCLOSURE SCHEDULES. It is understood
                         -----------------------------------
and agreed that, from time to time prior to the Closing, each party may amend or supplement the Schedules attached to this Agreement, and/or add additional schedules to this Agreement notwithstanding the fact that such additional schedules are not referenced in this Agreement, with respect to any matter that is required to be set forth or described in such a Schedule or that is necessary to complete or correct any information in any representation or warranty relating to such party contained in this Agreement; provided, however, that the
                                                    --------  -------
disclosure provided in any such amended, supplemented, revised or additional Schedule shall in no way affect or be deemed to limit the other party's ability to terminate this Agreement and the Contemplated Transactions prior to the Closing.

          SECTION 6.13   FURTHER ASSURANCES. The parties hereto shall, without
                         ------------------
further consideration, take such other action at or following the Closing and execute and deliver such other documents as the other party hereto may reasonably request in order to consummate the Contemplated Transactions in accordance with this Agreement.

          SECTION 6.14   TAX MATTERS.
                         -----------

          (a) Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Effective Time that are filed after the Effective Time. Such Tax Returns shall be prepared in a manner consistent with, and making similar elections and using similar accounting methods with respect to items reported in, Tax Returns filed by the Company prior to the Effective Time, except as may be required by changes in the law. Parent shall permit the Principal Stockholder to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Principal Stockholder.

          (b) Parent, the Company and the Principal Stockholder shall cooperate fully, and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and in any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent agrees to (i) to retain all books and records with respect to Tax Matters pertinent to the Company and the Principal Stockholder relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and any extensions thereof) of the respective periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the Principal Stockholder reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Principal Stockholder so requests, the Parent shall allow the Principal Stockholder to take possession of such books and records.

          (c) The Stockholders shall be responsible for the reporting and payment of all Taxes to which they may be subject by reason of their receipt of the Merger Consideration.

          SECTION 6.15   TAX TREATMENT.
                         -------------

          (a) It is the present intention of the Parent to cause the Company to continue at least one historic line of business or use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

          (b) Each of the Company, the Principal Stockholder, Parent, and Acquisition Sub shall report the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code, shall take no action inconsistent therewith, and shall use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization.

          (c) Parent, Acquisition Sub, and the Company will comply with their respective representations in the tax representation letters delivered to Kilpatrick Stockton LLP, in connection with the opinion rendered by that firm pursuant to Section 7.2(f)(v).
            -----------------

          SECTION 6.16   GIBRALTER AGREEMENTS.
                         --------------------

          (a) Prior to the Closing Date, the parties shall have executed all of the following agreements (collectively, the "Gibralter Agreements"):
                                             --------------------

          (i)  the "Option Agreement," annexed as Exhibit G;
                    ----------------

          (ii) the "First Amendment to Option Agreement," annexed as Exhibit H;
                                                                     ---------

          (iii) the "Promissory Note A" in the principal amount of $1.5 Million, annexed as Exhibit I;
           ---------

          (iv) the "Promissory Note B," annexed as Exhibit J;
                                                   ---------

          (v) the "Assets Assignment," annexed as Exhibit K;
                                                  ---------

          (vi) the "Default and Assignment Agreement," annexed as Exhibit L;
                                                                  ---------

          (vii) the "Secondary Operating Agreement," annexed as Exhibit M;
                                                                ---------

          (viii) the "Escrow Agreement," annexed as Exhibit N;
                                                    ---------

          (ix) the "Security Agreement," annexed as Exhibit O and UCC-1's;
                                                    ---------

          (x)  the "Unconditional Guaranty Agreement," annexed as Exhibit P.
                                                                  ---------

          (b) The Company shall not amend or modify any of the documents described in this Section 6.16 from the form annexed hereto as Exhibits without
                  ------------
the prior written consent of Parent, which consent shall not be unreasonably withheld.

                                  ARTICLE VII.

                              CONDITIONS TO CLOSING

          SECTION 7.1    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, PARENT
                         ----------------------------------------------------
AND ACQUISITION SUB. The obligations of the Company, Parent and Acquisition Sub
-------------------
to consummate the Merger and the other Contemplated Transactions are subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a)  Affiliate Agreements. Each Person who is, or will become, an
               --------------------
officer, director or Affiliate of Parent, as of the Effective Time, shall have delivered a written agreement to Parent agreeing not to sell more than ten percent (10%) of his or her fully diluted holdings of Parent Common Stock in each of the first two (2) years following the Closing Date (each agreement, a "Lock-Up Agreement") substantially in the form annexed as Exhibit K.
 -----------------                                        ---------

          (b)  Filing of Articles of Merger. The Articles of Merger shall have
               ----------------------------
been filed with and accepted by the North Carolina Secretary of State.

          (c)  No Injunction. No provision of any applicable Law and no Order
               -------------
shall prohibit the consummation of the Contemplated Transactions.

          (d)  No Proceeding or Litigation. No Claim instituted by any Person
               ---------------------------
shall have been commenced or pending against the Company, Parent or Acquisition Sub or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

          (e)  Schedules and Financial Statements. The parties shall have
               ----------------------------------
finalized and added the schedules and financial statements referenced in Articles IV and V of this Agreement to this Agreement.

          (f)  Gibralter Agreements. Prior to, or simultaneous with, the Closing
               --------------------
of this Agreement, the parties shall have executed and delivered the Gibralter Agreements in the forms annexed pursuant to Section 6.16 of this Agreement, and
                                            ------------
the Put or Call referred to in the Option Agreement and the First Amendment to Option Agreement shall have been exercised pursuant to both the Option Agreement and the First Amendment to Option Agreement.

          SECTION 7.2    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. All
                         --------------------------------------------
obligations of the Company to consummate the Merger and the other Contemplated Transactions hereunder are subject to the fulfillment (or waiver by the Company) on or prior to the Closing of each of the following further conditions:

          (a)  Performance. Parent and Acquisition Sub shall have performed and
               -----------
complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          (b)  Representations and Warranties. The representations and
               ------------------------------
warranties of Parent and Acquisition Sub contained in this Agreement and in any certificate or other writing delivered by Parent or Acquisition Sub pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

          (c)  Parent Consents. All of the Parent Consents shall have been
               ---------------
obtained.

          (d)  Due Diligence. The Company and its Representations shall have
               -------------
completed their due diligence investigation of the Assets, business and operations of Parent, and related matters, and the results of such due diligence investigation shall be satisfactory to the Company in its sole discretion.

          (e)  No Adverse Change. During the period from the date hereof to the
               -----------------
Closing Date, there shall not have been (i) any material adverse change in the business, Assets, financial condition, prospects or results of operations of Parent or in Parent's relationships with its customers listed in Schedule 5.19;
                                                                 -------------
(ii) any damage, destruction, casualty, determination or other event to or affecting the Assets of Parent which has a material adverse effect on the Assets or the business of Parent; or (iii) any Claim or Lien filed or threatened against or affecting Parent or its Assets which, if adversely determined, is reasonably likely to have a material adverse effect on the business, Assets, financial condition, prospects or results of operations of Parent, or (iv) any decline in the market price of the Common Stock by Parent to less than $0.50 per share (as adjusted for stock splits, reverse splits, dividends, combinations and similar events).

          (f)  Documentation. There shall have been delivered to the Company the
               -------------
following:

          (i) Certificates, dated the Closing Date, of each of Parent and Acquisition Sub confirming the matters set forth in Sections 7.2(a) and (b)
                                                    ---------------     ---
hereof.

          (ii) Certificates, dated the Closing Date, of the Secretary or Assistant Secretary of each of Parent and Acquisition Sub certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its certificate of incorporation or articles of incorporation, as the case may be, and bylaws, and all amendments thereto as of the date thereof; (B) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the Contemplated Transactions; and (C) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver the Transaction Documents to which it is a party and any certificate, document or other instrument in connection herewith.

          (iii) Good standing certificates for Parent from the Secretary of State of the State of Delaware and for the Acquisition Sub from the North Carolina Secretary of State and each of the jurisdictions in which each of Parent and Acquisition Sub is qualified to do business as a foreign corporation.

          (iv) A signed opinion of Parent's and Acquisition Sub's counsel, dated the Closing Date and addressed to the Company, in a form mutually acceptable to all parties.

          (v)  Tax Opinion. The Principal Stockholder shall have received from
               -----------
Kilpatrick Stockton LLP a legal opinion that the Merger will constitute a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

          (g)  Registration Rights Agreement. Parent shall have executed and
               -----------------------------
delivered to the Company and to the person designated by the Principal Stockholder a Registration Agreement substantially in the form annexed as Exhibit E hereto.

          (h)  Employment Agreements. Parent shall have delivered to the Company
               ---------------------
Employment Agreements with the Principal Stockholder and such other key employees reasonably requested by the Principal Stockholder, and the Parent and Principal Stockholder shall have agreed to all terms and conditions of the Principal Stockholder's employment on or before January 15, 2001.

          SECTION 7.3    CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION
                         -------------------------------------------------------
SUB. All obligations of Parent and Acquisition Sub to consummate the Merger and
---
the other Contemplated Transactions hereunder are subject to the fulfillment (or waiver by Parent and Acquisition Sub) on or prior to the Closing of each of the following further conditions:

          (a)  Performance. The Company shall have performed and complied with
               -----------
all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (b)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement and in any certificate or other writing delivered by or on behalf of the Company pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

          (c)  Company Consents. All of the Company Consents shall have been
               ----------------
obtained.

          (d)  Due Diligence. Parent and its Representatives shall have
               -------------
completed their due diligence investigation of the Assets, business and operations of the Company, and related matters, and the results of such due diligence investigation shall be satisfactory to Parent in its sole discretion.

          (e)  No Adverse Change. During the period from the date hereof to the
               -----------------
Closing Date, there shall not have been (i) any material adverse change in the business, Assets, financial condition, prospects or results of operations of the Company or in the Company's relationships with its customers listed in Schedule
                                                                       --------
4.19; (ii) any damage, destruction, casualty, determination or other event to or
----
affecting the Assets of the Company which has a material adverse effect on the Assets or the business of the Company; or (iii) any Claim or Lien filed or threatened against or affecting the Company or its Assets which, if adversely determined, is reasonably likely to have a material adverse effect on the business, Assets, financial condition, prospects or results of operations of the Company.

          (f)  Major Contracts. As of the Closing Date, Parent shall be
               ---------------
reasonably satisfied, based on its due diligence, that the Company's contracts with its three (3) largest customers (including Gibralter) as of that date shall produce, in the aggregate, annual revenues of at least $10 million, on terms and conditions as are reasonably satisfactory to Parent.

          (g)  Dissenting Shares. The Dissenting Shares shall represent no more
               -----------------
than five percent (5%) of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (h)  Documentation. There shall have been delivered to Parent the
               -------------
following:

          (i) A certificate, dated the Closing Date, of the Company confirming the matters set forth in Sections 7.3(a) and (b).

          (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its articles of incorporation and bylaws, and all amendments thereto as of the date thereof;
(B) is a true copy of all corporate actions taken by it, including resolutions of its board of directors and stockholders (which actions shall have been taken prior to the date of entering into this Agreement) authorizing the Contemplated Transactions; and (C) are the names and signatures of the duly elected or appointed officers of the Company who are authorized to execute and deliver the Transaction Documents to which it is a party and any certificate, document or other instrument in connection herewith;

          (iii) An executed agreement from the Principal Stockholder in connection with the Escrow Agreement whereby the Principal Stockholder agrees to be bound by his indemnification obligations pursuant to Article IX.
                                                        ----------

          (iv) An executed Escrow Agreement among the Company, the Principal Stockholder, Parent and the escrow agent identified therein in the form annexed as Exhibit D hereto.

          (v) Good standing certificates for the Company from the North Carolina Secretary of State and each of the jurisdictions in which the Company is qualified to do business as a foreign corporation.

          (vi) A signed opinion of the Company's counsel, dated the Closing Date, addressed to Parent, in a form mutually acceptable to all parties.

          (i)  Employment Agreements. The Parent shall have received from the
               ---------------------
Company Employment Agreements with the Principal Stockholder and such other key employees reasonably requested by Parent; provided, however, that all terms of
                                          --------  -------
the Principal Stockholder's employment agreement with the Company shall be fully acceptable by him.

                                  ARTICLE VIII.

                                   TERMINATION

          SECTION 8.1    TERMINATION. This Agreement may be terminated and the
                         -----------
Merger and the other Contemplated Transactions may be abandoned at any time prior to the Closing:

          (a)  By mutual written consent of Parent and the Company;

          (b) After the earlier of (i) February 28, 2001 or (ii) the date that is twenty-one (21) days following the date upon which the Company Financial Statements are delivered to the Parent, by any party hereto, if the Closing has not occurred by that date and if failure to close is not the result of a breach of this Agreement or a willful failure to complete closing conditions by the party seeking to so terminate.

          (c) By the Company if (i) there has been a material misrepresentation or breach of warranty on the part of Parent or Acquisition Sub or in the representations and warranties contained herein as of the date of this Agreement and such material misrepresentation or breach of warranty, if curable, is not cured within fifteen (15) days after written notice thereof from the Company,
(ii) Parent or Acquisition Sub has committed a material breach of any covenant imposed upon either or both of them hereunder and fails to cure such breach within fifteen (15) days after written notice thereof from the Company, (iii) any condition to the Company's obligations hereunder becomes incapable of fulfillment through no fault of the Company and is not waived by the Company,
(iv) Parent has entered into a definitive agreement (or a letter of intent) providing for a sale of a material portion of its Assets or capital stock (or the board of directors of Parent has resolved to take such action); or (v) the market price of Parent's Common Stock declines to less than $0.50 (as adjusted for stock splits, reverse splits, dividends, combination and similar events).

          (d) By Parent and Acquisition Sub if (i) there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein as of the date of this Agreement and such material misrepresentation or breach of warranty, if curable, is not cured within fifteen (15) days after written notice thereof from Parent and Acquisition Sub, (ii) the Company has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within fifteen
(15) days after written notice thereof from Parent and Acquisition Sub, (iii) any condition to Parent's or Acquisition Sub's obligations hereunder becomes incapable of fulfillment through no fault of Parent or Acquisition Sub and is not waived by Parent or Acquisition Sub, or (iv) the Company has entered into a definitive agreement (or a letter of intent) providing for a sale of a material portion of its Assets or capital stock (or the board of directors of the Company has resolved to take such action).

          (e) By Parent and Acquisition Sub, on the one hand, or by the Company, on the other hand, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining Parent or Acquisition Sub, on the one hand, or the Company, on the other hand, from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable.

          SECTION 8.2    EFFECT OF TERMINATION; RIGHT TO PROCEED.
                         ---------------------------------------

          (a) In the event that this Agreement shall be terminated pursuant to Sections 8.1(a), (b) or (e), all further obligations of the parties under the
---------------  ---    ---
Agreement shall terminate without further liability of any party hereunder.

          (b)  Upon termination of this Agreement pursuant to Sections 8.1(c)(i)
                                                              ------------------
or (ii), Parent and Acquisition Sub will remain liable to the Company for any
   ----
misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of Parent and Acquisition Sub existing at the time of such termination, and upon termination of this Agreement pursuant to Sections 8.1(d)(i) or (ii), the Company will remain liable to Parent and
------------------    ----
Acquisition Sub for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Company existing at the time of such termination, and in any such event the terminating party(ies) may seek such remedies, including without limitation, Losses against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity. Without limiting the generality of the foregoing sentence, in the event that this Agreement shall be terminated by the Company pursuant to Sections 8.1(c)(i) or (ii) or by Parent and
                           ------------------    ----
Acquisition Sub pursuant to Sections 8.1(d)(i) or (ii), the party in breach of
                            ------------------    ----
its covenants, agreements or obligations hereunder shall reimburse the non-breaching party for all costs and expenses resulting from any such breach.

          (c)  Upon termination of the Agreement pursuant to Section 8.1(c)(iv),
                                                             ------------------
Parent shall pay $200,000 to the Company within ten (10) days after notice thereof from the Company to Parent. Upon termination of this Agreement pursuant to Section 8.1(d)(iv), the Company shall pay $200,000 to Parent within ten (10)
   ------------------
days after notice thereof from Parent to the Company. The parties agree that because of the difficulty in ascertaining the actual cost to the party which terminates this Agreement as provided for in this Subsection, the parties are providing for the foregoing estimate of costs to compensate the terminating party.

                                  ARTICLE IX.

                                 INDEMNIFICATION

          SECTION 9.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the
                         ------------------------------------------
representations, warranties, covenants, agreements and certifications made herein or pursuant hereto shall survive the execution and delivery of this Agreement and the Closing for a period of twenty-four (24) months following the Closing Date; provided, that the representations and warranties in (A) Sections
                                                                       --------
4.1 and 5.1 with respect to the capitalization; (B) Sections 4.2 and 5.2 with
-----------                                         --------------------
respect to due authority; (C) Sections 4.9 and 5.9 with respect to title to
                              --------------------
Assets; and (D) Sections 4.13 and 5.13 with respect to Taxes (the
                ----------------------
representations and warranties listed in clauses (A), (B), (C) and (D) of this proviso are referred to herein as the "Special Representations"), shall survive
                                       -----------------------
the execution and delivery of this Agreement and the Closing hereunder for the applicable statutes of limitations.

          SECTION 9.2    OBLIGATION OF THE PRINCIPAL STOCKHOLDER TO INDEMNIFY.
                         ----------------------------------------------------
Subject to the limitations set forth in Sections 9.1 and 9.5, Parent (and its directors, officers, employees, Affiliates other than the Stockholders to the extent they may be deemed Affiliates of Parent, successors, assigns and Representatives) shall be indemnified, defended and held harmless by the Principal Stockholder, from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by Parent or any of the foregoing Persons arising
 ------
out of any breach of the representations, warranties, covenants, agreements and certifications made at Closing of the Company contained in this Agreement or in the Schedules or any Transaction Document (provided, that for any
                                           --------
representation, warranty or covenant that is limited by materiality, knowledge, known (or similar terms), or material adverse change, a misrepresentation or breach of representation, warranty or covenant shall be determined as if "material," "materiality," "knowledge," "known" (or similar terms) or material adverse change were not included therein).

          SECTION 9.3    OBLIGATION OF PARENT TO INDEMNIFY. Subject to the
                         ---------------------------------
limitations set forth in Sections 9.1 and 9.5, the Stockholders of the Company
                         ------------     ---
(and their successors and assigns) shall be indemnified, defended and held harmless by Parent from and against all Losses suffered or incurred by such Stockholders arising out of any breach of the representations, warranties, covenants, agreements and certifications made at Closing of Parent contained in this Agreement or in the Schedules or any Transaction Document (provided, that
                                                                --------
for any representation, warranty or covenant that is limited by materiality, knowledge, known (or similar terms), or material adverse change, a misrepresentation or breach of representation, warranty or covenant shall be determined as if "material," "materiality," "knowledge," "known" (or similar terms) or material adverse change were not included therein).

          SECTION 9.4    NOTICE AND OPPORTUNITY TO DEFEND THIRD-PARTY CLAIMS.
                         ---------------------------------------------------

          (a) Promptly after receipt by Parent, on its own behalf, or the Principal Stockholder (respectively, the "Indemnitee"), of notice of any demand,
                                          ----------
claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the
                   ------------------
Indemnitee shall give prompt notice thereof (the "Claims Notice") to the
                                                  -------------
Principal Stockholder or Parent, respectively, (the "Indemnifying Party"). The
                                                     ------------------
Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel satisfactory to Indemnitee, any Asserted Liability, but only if (i) the Indemnifying Party notifies the Indemnitee in writing within thirty (30) days after the Indemnitee has given the Claims Notice that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Asserted Liability, (ii) the Indemnifying Party provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnifying Party will have the financial resources to defend against the Asserted Liability and fulfill its indemnification obligations hereunder, (iii) the Asserted Liability involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Asserted Liability is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee, (v) the Indemnifying Party conducts the defense of the Asserted Liability actively and diligently, and (vi) the Indemnitee shall have reasonably concluded that (X) there is not a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, and (Y) the Indemnitee does not have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party assumes the defense against any Asserted Liability it will be conclusively established for purposes of this Agreement that such Asserted Liability is within the scope of, and subject to, indemnification. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 9.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party if determined to be liable to the Indemnitee hereunder. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election as herein provided or is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefore.

          SECTION 9.5    LIMITATION ON INDEMNIFICATION; PAYMENTS OF LOSSES.
                         -------------------------------------------------

          (a) Neither Parent, on the one hand, nor the Stockholders of the Company, on the other hand, shall be entitled to the payment of indemnifiable damages pursuant to this Article IX unless and until the amount of Losses
                         ----------
suffered or incurred by Parent, on the one hand, or the Stockholders of the Company collectively, on the other hand, exceeds in the aggregate $100,000 (the "Basket Amount"), and then such party shall be entitled to the payment of
 -------------
indemnifiable damages in excess of the Basket Amount and thereafter such other indemnifiable damages which may be payable pursuant to this Article IX (subject
                                                            ----------
to the limitations set forth in this Section 9.5); provided, that any Losses
                                     -----------   --------
arising from, or directly or indirectly relating to, the Special Representations shall not be subject to or limited by the Basket Amount.

          (b)  Any amounts payable to an Indemnitee under this Article IX shall
                                                               ----------
be payable solely in shares of Parent Common Stock, based upon the midpoint between the closing bid and ask prices of such Parent Common Stock as reported on the OTC Bulletin Board(R) on the date that a final determination of a Loss has occurred; provided, however, that in no event shall (i) the Principal
              --------  -------
Stockholder be required to cancel in payment more than twenty-five percent (25%) of the aggregate number of shares of Common Stock of the Company underlying the securities that the Stockholders receive as part of the Aggregate Merger Consideration or (iii) Parent be required to issue to the Principal Stockholder a number of shares of Common Stock of the Company that is greater than twenty-five percent (25%) of the aggregate number of shares of Common Stock underlying the securities issued to the Stockholders as part of the Aggregate Merger Consideration. Any payment pursuant to this Article IX shall be made not
                                                   ----------
later than thirty (30) days after receipt by the Indemnifying Party of written notice from the Indemnitee stating that a final determination of a Loss has occurred, the amount thereof and the indemnity payment requested. Notwithstanding the foregoing, the Indemnitors shall have the right to pay equal value in cash in lieu of shares of Common Stock in their sole discretion.

          (c)  The remedies provided by the foregoing provisions of this Article
                                                                         -------
IX, after the Closing Date, shall be in lieu of any other remedies to which the
--
respective party is entitled at law or in equity for any breach or noncompliance by a party with the provisions of this Agreement; however, this clause shall not operate as a bar to any suit for specific performance (which does not seek monetary damages) contemplated by this Agreement. The remedies provided by the foregoing provisions of this Article IX shall not preclude Parent from asserting
                             ----------
any claims it may have against Gibralter as an assignee or successor under the Gibralter Agreements described in Section 6.15 hereof and shall not preclude
                                  ------------
Gibralter from asserting any claims under the Gibralter Agreements.

                                   ARTICLE X.

                                  MISCELLANEOUS

          SECTION 10.1   NOTICES.
                         -------

          (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

          (i)  If to Parent and/or Acquisition Sub:

                    PALADYNE CORP.
                    610 Crescent Executive Court, Suite 124
                    Lake Mary, Florida  32746
                    Attention:  John D. Foster, Chairman
                    Telecopier:  (407) 333-9697

          (ii) If to the Company:

                    E-COMMERCE SUPPORT CENTERS, INC.
                    1650A Gum Branch Road
                    Jacksonville, North Carolina  28540
                    Attention:  Terrence J. Leifheit, President & CEO
                    Telecopier:  (509) 692-6949

          (iii) If to the Principal Stockholder:

                    Terrence J. Leifheit
                    1650A Gum Branch Road
                    Jacksonville, North Carolina  28540
                    Telecopier:  (509) 692-6949

          (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 10.1(a) (with confirmation of transmission), or (ii) if
             ---------------
given by any other means, when delivered at the address specified in Section
                                                                     -------
10.1(a); provided, a copy thereof is concurrently mailed to the intended
-------  --------
recipient(s) thereof by first class mail, postage prepaid. Any party by notice given in accordance with this Section 10.1 to the other party may designate
                              ------------
another address (or telecopier number) or Person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

          SECTION 10.2   ENTIRE AGREEMENT. This Agreement (including the
                         ----------------
Schedules and Exhibits hereto) and all the Transaction Documents and other collateral agreements, instruments and certificates executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

          SECTION 10.3   WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES;
                         ------------------------------------------------
PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled,
------------------------
renewed or extended only by a written instrument signed by the parties hereto and the Principal Stockholder. The provisions hereof may be waived in writing by the parties hereto and the Principal Stockholder. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          SECTION 10.4   GOVERNING LAW. This Agreement shall be governed and
                         -------------
construed in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof (except matters relating to the Merger consideration will be governed by the Laws of the State of Delaware).

          SECTION 10.5   BINDING EFFECT; NO ASSIGNMENT. This Agreement and all
                         -----------------------------
of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement, or the rights to receive the Merger Consideration, may not be assigned (including by operation of Law) by a party without the express written consent of Parent (in the case of assignment by the Company) or a Stockholder or the Company (in the case of assignment by Parent or Acquisition Sub) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

          SECTION 10.6   EXHIBITS. All Exhibits and Schedules attached hereto
                         --------
are hereby incorporated by reference into, and made a part of, this Agreement.

          SECTION 10.7   SEVERABILITY. If any provision of this Agreement for
                         ------------
any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

          SECTION 10.8   COUNTERPARTS. The Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                                   ARTICLE XI.

                                   DEFINITIONS

          SECTION 11.1   DEFINITIONS.
                         -----------

          (a)  The following terms, as used herein, have the following meanings:

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

          "Agreement" or "this Agreement" means, and the words "herein",
           ---------      --------------                        ------
"hereof" and "hereunder" and words of similar import refers to, this agreement
 ------       ---------
as it from time to time may be amended.

          "Assets" means properties, rights, interests and assets of every kind,
           ------
real, personal or mixed, tangible and intangible, used or usable in the applicable Person's business.

          "Audit" or "audited" when used in regard to financial statements means
           -----      -------
an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

          "Contract" means any contract, agreement, indenture, note, bond,
           --------
lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

          "Control" means, with respect to any Person, the power to direct the
           -------
management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
 -----------       ----------

          "Debt" means (i) money borrowed from any Person; (ii) any indebtedness
           ----
arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business); or (iv) any liability under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

          "Environmental Laws" means any and all Laws (including common law),
           ------------------
Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and/or foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or release of pollutants, contaminants, hazardous substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), and the remediation thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including without limitation, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right To Know Act, the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Pollution Prevention Act of 1990, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Endangered Species Act, the Toxic Substances Control Act, each as amended, and any state or local counterparts thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means generally accepted accounting principles in effect on the
           ----
date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

          "IRS" means the Internal Revenue Service.
           ---

          "Knowledge" means, with respect to (a) any individual, actual
           ---------
knowledge and (b) any corporation, the actual knowledge of the directors or the executive officers of such corporation; and "knows" has a correlative meaning.
                                             -----

          "Legal Requirement" means any statute, ordinance, code, law, rule,
           -----------------
regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Body, including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Body in resolution of a dispute or otherwise.

          "Liability" means any direct or indirect indebtedness, liability,
           ---------
assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

          "Lien" means, with respect to any Asset, any mortgage, lien (including
           ----
mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such Asset.

          "Person" means an individual, corporation, partnership, joint venture,
           ------
limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

          "Receivables" means as of any date any trade accounts receivable,
           -----------
notes receivable, sales representative advances and other miscellaneous receivables of the applicable Person arising in the ordinary course of business.

          "Regulatory Actions" means any claim, demand, action, suit or
           ------------------
proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

          "Subsidiary" of a Person means any entity of which securities or other
           ----------
ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by such Person.

          "Tax" (including, with correlative meaning, the terms "Taxes" and
           ---                                                   -----
"Taxable") means (i) any net income, gross income, gross receipts, sales, use,
 -------
ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Code ss. 59A) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine, penalty, addition to tax or additional amount or deductions imposed by any Governmental Body (domestic or foreign) (a "Tax
                                                                      ---
Authority") responsible for the imposition of any such tax, whether disputed or
---------
not, including any liability arising under any tax sharing agreement, with respect to the Company, the Business or the Assets (or the transfer thereof);
(ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company being a member of an affiliated, consolidated or combined group with, or as a successor to or transferee from, any other corporation at any time on or prior to the Closing Date; and (iii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other Person.

          "Tax Return" means any return or report (including elections,
           ----------
declarations, disclosures, schedules, attachments, estimates and information returns) relating to Taxes required to be supplied to any Tax Authority, and including any amendment thereof.

          "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Articles of Merger, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

          (b) The following additional terms are defined in the following sections of this Agreement:

              TERM                                  SECTION
              ----                                  -------

              Acquisition Sub                       Recital
              Acquisition Sub Common Stock          2.1(b)
              Aggregate Merger Consideration        3.1(a)
              Antidilution Shares                   3.1(a)(iv)
              Articles of Merger                    1.2
              Asserted Liability                    9.4(a)
              Assets Assignment                     6.16(a)(v)
              Basket Amount                         9.5(a)
              Cap                                   9.5(b)
              Claims                                4.12
              Claims Notice                         9.4(a)
              Closing                               2.4
              Closing Date                          2.4
              Code                                  Recital
              Company                               Recital
              Company Balance Sheet                 4.B
              Company Common Stock                  4.1(c)
              Company Financial Statements          4.5
              Company Consents                      4.3
              Company Stock Certificates            2.2(a)
              Contemplated Transactions             Recital
              Controlled Group                      4.14(a)
              Default and Assignment Agreement      6.16(a)(vi)
              Dissenting Shares                     2.3
              Effective Time                        1.2
              Employee Benefit Plans                4.14(a)
              Escrow Agreement                      6.16(a)
              Escrowed Shares                       3.2
              Financing                             6.7
              First Amendment to Option Agreement   6.16(a)(ii)
              Gibralter                             Lead in to
                                                    Article IV
              Gibralter Agreements                  6.16(a)
              Gibralter Debt                        4.1(d)
              Governmental Bodies                   4.17
              Indemnification Escrow Agreement      3.2
              Indemnifying Party                    9.4(a)
              Indemnitee                            9.4(a)
              Insurance Policies                    4.16
              Intellectual Property Rights          4.11
              Interim Board Members                 6.9
              Laws                                  4.17

              TERM                                  SECTION
              ----                                  -------

              Lock-Up Agreement                     7.1(b)
              Losses                                9.2
              Merger                                Recital
              NCBCA                                 1.2
              New Securities                        3.1(a)(iv)
              North Carolina Secretary of State     1.2
              Option Agreement                      6.16(a)(i)
              Option Assets                         4.9(a)
              Orders                                4.17
              Parent Manager                        1.1(c)
              PBGC                                  4.14(c)(iv)
              Permits                               4.18
              Principal Stockholder                 1.1(c)
              Promissory Note A                     6.15(a)(iii)
              Promissory Note B                     6.15(a)(iv)
              Parent                                Recital
              Parent Capital Stock                  5.1
              Parent Common Stock                   5.1
              Parent Consents                       5.3
              Parent Financial Statements           5.5
              Parent Performance Warrants           3.1(a)
              Parent Stockholder Approvals          6.9
              Parent Stockholders Meeting           6.9
              Parent Stock Warrants                 3.1(a)
              Registration Rights Agreement         3.3
              Representatives                       6.2
              SEC                                   5.5(b)
              Secondary Operating Agreement         6.16(a)(vii)
              Security Agreement                    6.16(a)(ix)
              Series A Preferred Stock              5.1
              Series B Preferred Stock              3.1(a)
              Software                              5.11
              Special Representations               9.1
              Stockholder                           Recital
              Stockholder Consideration             2.2(a)
              Substitute Securities                 3.1(a)(iv)
              Surviving Corporation                 1.1
              Tax Audit                             4.13
              Tax Deficiency                        4.13
              Third-Party Components                5.11(l)
              Unconditional Guaranty Agreement      6.16(a)(x)

          SECTION 11.2   INTERPRETATION. Unless the context otherwise requires,
                         --------------
the terms defined in Section 11.1 shall have the meanings herein specified for
                     ------------
all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section
                                                                    -------

11.1, and those accounting terms used in this Agreement not defined in Section
----                                                                   -------
11.1, except as otherwise expressly provided herein, shall have the meanings
----
customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        PARENT:

                                        PALADYNE CORP.


                                        By: /s/ John D. Foster
                                           ------------------------------------
                                           Name:  John D. Foster
                                           Title: Chairman


                                        ACQUISITION SUB:

                                        E-COM ACQUISITION CORP.


                                        By: /s/ John D. Foster
                                           ------------------------------------
                                           Name:  John D. Foster
                                           Title: Chairman


                                        THE COMPANY:

                                        E-COMMERCE SUPPORT CENTERS, INC.


                                        By: /s/ Terrence J. Leifheit
                                           ------------------------------------
                                           Name:  Terrence J. Leifheit
                                           Title: President & CEO